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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-153154

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 8, 2008)

GASCO ENERGY, INC.

16,000,000 Shares of Common Stock
Warrants to Purchase up to 11,500,000 Shares of Common Stock

        We are offering 16,000,000 shares of our common stock together with warrants to purchase up to an aggregate of 11,500,000 shares of our common stock in this offering. This prospectus also covers the shares of common stock issuable from time to time upon exercise of these warrants. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.71875 of a share of common stock, together with any associated rights, through August 3, 2016 at an initial exercise price of $0.35 per share. Each unit will be sold at a public offering price of $0.25 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

        Our common stock is listed on the NYSE Amex under the symbol "GSX." On July 28, 2011, the closing price of our common stock was $0.30 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.

        Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" beginning on page S-3 of this prospectus supplement and page 6 of the accompanying prospectus, as well as the risk factors described in the other documents incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$0.25000	$4,000,000

Underwriting discount	$0.01625	$260,000

Proceeds, before expenses, to Gasco Energy, Inc.	$0.23375	$3,740,000

        We estimate the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $100,000.

        We anticipate that delivery of the shares of common stock and warrants will be made on or about August 3, 2011, subject to customary closing conditions.

Sole Book-Running Manager

LAZARD CAPITAL MARKETS

Prospectus Supplement dated July 28, 2011

S-i

ABOUT THIS PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the securities we are offering. Generally, when we refer only to the "prospectus", we are referring to both the prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information." If the information relating to the offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Incorporation of Documents by Reference" on page S-35 of this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that is filed by us or on our behalf with the Securities and Exchange Commission ("SEC"). We have not, and the underwriter has not, authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus as well as information previously filed with the SEC and incorporated by reference herein and therein is accurate only as of their respective dates or other dates which are specified in those documents, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus outside the United States. You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of an offer to buy, shares of common stock and warrants if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation.

        Except as otherwise set forth in this prospectus supplement or the accompanying prospectus, "Gasco," the "Company," "we," "our," and "us" refer to Gasco Energy, Inc. and its subsidiaries.

S-ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all matters that are not historical facts and, include, without limitation, statements regarding the Company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe" or "continue" or the negative thereof or similar terminology.

        Forward-looking statements involve and can be affected by inaccurate assumptions or by known and unknown risks and uncertainties which may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Risk factors and other factors that could cause our actual results to differ materially from those implied by or contained in any forward-looking statement are noted throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Important factors that could cause or contribute to such differences include those factors discussed in "Risk Factors" and elsewhere in this prospectus, as well as the following:

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  fluctuations in natural gas and oil prices;

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  pipeline constraints;

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  overall demand for natural gas and oil in the United States;

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  changes in general economic conditions in the United States;

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  our ability to manage interest rate and commodity price exposure;

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  changes in our borrowing arrangements;

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  our ability to generate sufficient cash flow to operate;

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  the condition of credit and capital markets in the United States;

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  the amount, nature and timing of capital expenditures;

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  drilling of wells;

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  acquisition and development of oil and gas properties;

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  operating hazards inherent to the natural gas and oil business;

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  timing and amount of future production of natural gas and oil;

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  operating costs and other expenses;

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  cash flow and anticipated liquidity;

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  future operating results;

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  marketing of oil and natural gas;

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  competition and regulation; and

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  plans, objectives and expectations.

S-iii

        Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides a brief overview of information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes, before making an investment decision. You should carefully consider the information set forth under "Risk Factors" beginning on page S-3 of this prospectus supplement and page 6 of the accompanying prospectus for more information about important risks that you should consider carefully before investing.

Our Business

        We are a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Our principal business strategy is to enhance stockholder value by generating and developing high-potential exploitation resources in these areas. Our principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. We are currently focusing our operational efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Green River, Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.

Recent Developments

        On June 15, 2011, we closed a public offering of 25,000,000 units (the "June Offering") at a price of $0.24 per unit, for gross proceeds of $6.0 million. Each unit consisted of one share of common stock and one warrant to purchase 0.75 of a share of common stock (the "June 2011 Warrants"). The shares of common stock and June 2011 Warrants were issued separately. The June 2011 Warrants may be exercised through June 15, 2016 at an initial exercise price of $0.35 per share, subject to adjustment under certain circumstances described in the June 2011 Warrants.

        The net proceeds from the June Offering were approximately $5.1 million, after deducting the underwriting commissions and discounts and other offering expenses. We intend to use the net proceeds from the June Offering for capital expenditures, working capital, acquisitions of oil and natural gas properties, repayment or refinancing of indebtedness or general corporate purposes.

Corporate Information

        Our principal office is located at 8 Inverness Drive East, Suite 100, Englewood, Colorado, and our telephone number is (303) 483-0044. Our website address is www.gascoenergy.com. Information on our website or about us on any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

 THE OFFERING

Common Stock Offered	16,000,000 shares
Common Stock Warrants Offered
Warrants to purchase up to 11,500,000 shares of common stock. The common stock warrants will be exercisable during the period commencing on the date of original issuance and ending sixty months from the date of such issuance at an initial exercise price of $0.35 per share of common stock.
The exercise price will be adjustable in connection with certain capital events, such as stock splits or consolidations.

Subject to the Equity Conditions (as defined in the warrants), we will have the right to force the holders of the common stock warrants to exercise the warrants for cash, if the arithmetic average of the VWAP of our common stock for any twenty (20) trading days during a consecutive thirty (30) trading day period equals or exceeds 200% of the initial exercise price (as adjusted appropriately for any stock dividends, stock splits, stock combinations and similar events).
This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
See "Description of Securities—Warrants."
Common Stock Outstanding After this Offering(1)	168,013,515 shares
Risk Factors	See "Risk Factors" beginning on page S-3 of this prospectus supplement and on page 6 of the accompanying prospectus for factors you should consider carefully before making an investment decision.
Use of Proceeds
We expect to use the net proceeds from this offering, after deducting underwriting discounts and offering expenses, for capital expenditures, working capital, acquisitions of oil and natural gas properties, repayment or refinancing of indebtedness, or general corporate purposes.
See "Use of Proceeds" on page S-26 of this prospectus supplement.
NYSE Amex Symbol	Our common stock is listed on the NYSE Amex under the symbol "GSX."

(1)
The number of shares of common stock to be outstanding immediately after this offering as shown above reflects the 152,013,515 shares of common stock outstanding as of July 27, 2011. This number excludes the shares of common stock issuable upon the exercise of the common stock warrants offered hereby. This number also excludes: (i) 73,700 shares held in treasury, (ii) 10,579,293 shares issuable upon exercise of outstanding options, (iii) 206,350 shares issuable under our 2003 Restricted Stock Plan, (iv) 100,000 and 75,280,000 shares issuable upon conversion of our outstanding 5.5% Convertible Senior Notes due 2011 (the "2011 Notes") and the 5.5% Convertible Senior Notes due 2015 (the "2015 Notes") (including any Series C Convertible Preferred Stock ("Series C Preferred Stock") that may be issued upon conversion of the 2015 Notes), respectively, (v) 31,833,340 shares issuable upon conversion of our Series C Preferred Stock, and (vi) 18,750,000 shares of common stock that may be issued upon the exercise of the June 2011 Warrants.

RISK FACTORS

        An investment in our securities involves risk. You should carefully read the risk factors below, as well as the risk factors included under the caption "Risk Factors" on page 6 of the accompanying prospectus and the risk factors described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, together with all of the other information included or incorporated by reference in this prospectus supplement. If any of these risks were to occur, our business, financial condition, results of operations or prospects could be materially adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have incurred losses and may continue to incur losses in the future.

        Historically, other than for the years ended December 31, 2010 and 2008, we have generated losses which have not provided sufficient cash flows to provide working capital for our ongoing overhead, the funding of our lease acquisitions and the exploration and development of our properties. As such, and in light of the volatile nature of commodity price levels and other uncertainties described in these risk factors and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2010 we may not be able to successfully develop any prospects that we have or acquire any additional properties without adequate financing and we may not achieve profitability from operations in the near future or at all.

        During the year ended December 31, 2009, we incurred a net loss of $50,188,171. As of March 31, 2011, we had an accumulated deficit of $216,886,597. Our failure to achieve profitability in the future could adversely affect the trading price of our common stock or our ability to raise additional capital. Any of these circumstances could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to maintain adequate cash flow from operations or obtain adequate financing to fund our capital expenditures, meet working capital needs or grow our operations.

        We will require significant additional capital to fund our future drilling activities and to meet our future debt maturities. A significant reduction in cash flows from operations or the availability of credit could materially and adversely affect our ability to service our indebtedness, meet our working capital needs or achieve our planned growth and operating results. We have relied in the past primarily on the sale of equity capital, the issuance of equity, borrowings under our revolving credit facility and farm-out and other similar types of transactions to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing for the development of our properties could result in substantial dilution of our property interests or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties. This could cause us to alter our business plans, including further reducing our exploration and development plans.

        In particular, we face uncertainties relating to our ability to generate sufficient cash flows from operations to fund the level of capital expenditures required for oil and gas exploration and production activities beyond our planned recompletion activities, including those reflected in our 2011 budget. We intend to fund our capital budget for 2011 of $6 million through cash on hand, cash flows from operations and borrowings under our revolving credit facility. Effective February 26, 2010, our borrowing base under our revolving credit facility was reduced to $16 million from $35 million. In May 2011, we completed our semi-annual re-determination of our borrowing base under the credit facility, and as a result, effective May 9, 2011, the borrowing base was decreased from $16 million to $15 million. As of March 31, 2011, there were loans in the amount of $7,544,969 and letters of credit in the amount of $25,195 outstanding under the credit facility. As of May 10, 2011, the unused borrowing base was approximately $6.4 million. Our borrowing base could be further reduced in the future by our lenders. An inability to access additional borrowings in excess of our available capacity under our credit facility will limit our ability to increase our operating budget and execute on our growth plans.

        If we need additional liquidity for future activities, including paying amounts owed in connection with a borrowing base reduction, if any, we may be required to consider several options for raising additional funds, such as selling securities, selling assets or farm-outs or similar arrangements, but we may be unable to complete any of these transactions on terms acceptable to us or at all. Any financing obtained through the sale of our equity will likely result in substantial dilution to our stockholders.

        Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could materially and adversely affect our business, financial condition and results of operations.

Lower oil and natural gas prices could negatively impact our borrowing base under our revolving credit facility.

        The amount available for borrowing under our revolving credit facility is subject to a borrowing base, which is determined by our lenders taking into account our estimated proved reserves and is subject to scheduled periodic redeterminations, as well as unscheduled discretionary redeterminations, based on pricing models and other economic assumptions determined by the lenders at such time. Effective May 9, 2011, our borrowing base under our revolving credit agreement was reduced to $15 million from $16 million. The decline in oil and natural gas prices has adversely affected the value of our estimated proved reserves and, in turn, the pricing assumptions used by our lenders to determine our borrowing base. If commodity prices remain at current levels or decline in 2011, it will have similar material adverse effects on our reserves and global borrowing base.

Lower oil and gas prices and other factors, including downward revisions of the present value of our estimated proved reserves and increased drilling expenditures without current additions to estimated proved reserves, have resulted, and in the future may result, in ceiling test write-downs and other impairments of our asset carrying values. We are subject to the full cost ceiling limitation which has resulted in past write-downs of estimated net reserves and may result in a write-down in the future if commodity prices continue to decline.

        We may be required to write down the carrying value of our gas and oil properties when gas and oil prices are low or if there are substantial downward adjustments to our estimated proved reserves, increases in the estimates of development costs or deterioration in the exploration results. Because we have elected to use the full-cost accounting method, we are subject to quarterly calculations of a "ceiling" or limitation on the amount of our oil and gas properties that can be capitalized on our balance sheet. As explained below, the discounted present value of our estimated proved reserves is a major component of the ceiling calculation and the risk that we will be required to write down the carrying value of oil and natural gas properties increases when natural gas and crude oil prices are depressed or volatile. Significant price declines could cause us to take one or more ceiling test write-downs, which would be reflected as non-cash charges against current earnings.

        Under the full cost method of accounting, capitalized gas and oil property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas and oil reserves less the future cash outflows associated with the asset retirement obligations that have been accrued on the balance sheet plus the cost, or estimated fair value, if lower of unproved properties and the costs of any property not being amortized.

        If the net capitalized costs of our oil and gas properties exceed the cost ceiling, we are subject to a ceiling test write-down of our estimated net reserves to the extent of such excess. The present value of estimated future net revenues is computed by applying the twelve month trailing average first-of-month prices of gas and oil to estimated future production of proved gas and oil reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the estimated proved reserves assuming the continuation of existing economic conditions. Expense recorded in one period may not be reversed in a subsequent period even though higher natural gas and crude oil prices may have increased the ceiling applicable in the subsequent period.

        Our evaluation of impairment of unproved properties incorporates our expectations of developing unproved properties given current and forward-looking economic conditions and commodity prices. Investments in unproved properties with a carrying value of approximately $35,941,100 as of December 31, 2010, including capitalized interest costs, are assessed periodically to ascertain whether impairment has occurred. Impairments in such properties may result from lower commodity prices, expiration of leases, inability to find partners, inadequate financing or unsuccessful drilling results. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. The amount of impairment assessed, if any, is added to the costs to be amortized, or is reported as a period expense, as appropriate. If an impairment of unproved properties results in a reclassification to proved oil and gas properties, the ceiling test cushion would be reduced.

        We believe that the majority of our remaining unproved costs will become subject to depletion within the next five years, by proving up reserves relating to the acreage through exploration and development activities, by impairing the acreage that will expire before we can explore or develop it further, or by making decisions that further exploration and development activity will not occur.

        During 2010, we reclassified approximately $3,000,000 of acreage costs primarily in Utah, into proved property. This acreage represents the leases that will expire during 2011 before we are able to develop them further and a decrease in the carrying value of our acreage based upon an independent appraisal as of December 31, 2010.

Lower oil and natural gas prices could negatively impact our ability to produce economically.

        Lower natural gas and oil prices may not only decrease our revenue, but also adversely affect the amount of oil and natural gas that we can produce economically. A reduction in production could result in a shortfall in our expected cash flows and require us to reduce our capital spending or borrow funds to cover any such shortfall. This reduction may also result in our having to make substantial downward adjustments to our estimated proved reserves. For example, during 2009, the previous oil and gas reserves quantities decreased by approximately 6% primarily due to the decrease in gas prices used to estimate reserve quantities, from $4.63 per mcf at December 31, 2008 to $2.85 per mcf at December 31, 2009. This decrease in reserve quantities was partially offset by an increase in the oil price from $15.34 per bbl at December 31, 2008 to $44.46 per bbl at December 31, 2009. The price per barrel of oil reflects our blend of oil and condensate. If the prices for oil and gas decrease materially from year end 2010 prices we will be unable to economically develop most of our acreage. Any of these factors could negatively impact our ability to replace our production and our future rate of growth.

Availability under our revolving credit facility is based on a borrowing base which is subject to redetermination by our lenders. If our borrowing base is reduced, we will be required to repay amounts outstanding under our revolving credit facility.

        Our revolving credit facility limits our borrowings to the borrowing base less our total outstanding letters of credit issued thereunder. In February 2010, our borrowing base was reduced to $16 million. In May 2011, we completed our semi-annual re-determination of our borrowing base under the credit facility, and as a result, effective May 9, 2011, the borrowing base was decreased from $16 million to

$15 million. As of May 10, 2011, the unused borrowing base was approximately $6.4 million. Our borrowing base could be further reduced in the future by our lenders. Under the terms of our revolving credit facility, our borrowing base is subject to semi-annual redetermination by our lenders based on their valuation of our estimated proved reserves and their internal criteria. In addition to such semi-annual determinations, our lenders may request one additional borrowing base redetermination between each semi-annual calculation.

        If our borrowing base is further reduced as a result of a redetermination to a level below our then current outstanding borrowings, we will be required to repay the amount by which such outstanding borrowings exceed the borrowing base within 30 days of notification by the lenders and we will have less or no access to borrowed capital going forward. If we do not have sufficient funds on hand for repayment, we may be required to seek a waiver or amendment from our lenders, refinance our revolving credit facility or sell assets or additional shares of common stock. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. Failure to make the required repayment would result in a default under our revolving credit facility, which would, absent a waiver or amendment, entitle the lenders to terminate their aggregate commitment under the revolving credit facility and declare our outstanding borrowings immediately due and payable in whole. Additionally, should our obligation to repay indebtedness under our revolving credit facility be accelerated, we would be in default under the indenture governing our 2011 Notes and our 2015 Notes, which would require repayment of the outstanding principal, interest and liquidated damages, if any, on the notes. As such, should we anticipate that we will not be able to repay all amounts owed under the credit facility as a result of future borrowing base redeterminations, we will consider, along with previously discussed refinancing and sales, a sale of our company or our assets as well as a voluntary reorganization in bankruptcy. Additionally, if we are unable to repay amounts owed under the credit facility, the 2015 Notes and the 2011 Notes, we may be forced into an involuntary reorganization in bankruptcy.

Oil and natural gas prices are volatile. The extended decline in commodity prices has adversely affected, and in the future will continue to adversely affect, our financial condition and results of operations, cash flows, access to the capital markets, and ability to grow.

        Our financial condition, operating results, and future rate of growth depend primarily upon the prices that we receive for our oil and natural gas. Prices also affect our cash flow available for capital expenditures and our ability to access funds under our revolving credit facility and through the capital markets. Natural gas and oil commodity prices are set by broad market forces, which historically have been and are likely to remain volatile in the future. Prices for natural gas and oil are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for natural gas or oil, market uncertainty and a variety of additional factors that are beyond our control, such as:

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  changes in global supply and demand for natural gas and oil;

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  commodity processing, gathering and transportation availability;

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  domestic and global political and economic conditions;

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  the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

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  weather conditions, including hurricanes;

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  technological advances affecting energy consumption;

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  an increase in alternative fuel sources;

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  higher fuel taxes and other regulatory actions;

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  an increase in fuel economy;

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  additional domestic and foreign governmental regulations; and

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  the price and availability of alternative fuels.

Our success is influenced by natural gas prices in the specific area where we operate, and these prices may be lower than prices at major markets.

        Regional natural gas prices may move independent of broad industry price trends. Because some of our operations are located outside major markets, we are directly impacted by regional natural gas prices regardless of major market pricing. All of our natural gas production is currently located in, and all of our future natural gas production is anticipated to be located in, the Rocky Mountain region of the United States. The gas prices that we and other operators in the Rocky Mountain region have received and are receiving are at a discount to gas prices in other parts of the country.

        Additional factors that can cause price volatility for crude oil and natural gas within this region are:

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  the availability of gathering systems with sufficient capacity to handle local production;

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  seasonal fluctuations in local demand for production;

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  local and national gas storage capacity;

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  interstate pipeline capacity; and

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  the availability and cost of gas transportation facilities from the Rocky Mountain region.

        It is impossible to predict natural gas and oil price movements with certainty. A substantial or extended decline in natural gas and oil prices would materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Our revolving credit facility imposes restrictions on us that may affect our ability to successfully operate our business.

        Our revolving credit facility and indentures impose certain operational and financial restrictions on us that limit our ability to:

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  incur additional indebtedness;

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  create liens;

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  sell our assets to, or consolidate or merge with or into, other companies;

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  make investments and other restricted payments, including dividends; and

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  engage in transactions with affiliates.

        Our revolving credit facility contains covenants that require us to maintain (1) a current ratio (defined as current assets plus unused availability under the revolving credit facility divided by current liabilities excluding the current portion of the revolving credit facility), determined at the end of each quarter, of not less than 1:1; and (2) a ratio of senior debt to EBITDAX (as such term is defined in the revolving credit facility) for the most recent four quarters not to be greater than 3.5:1 for each fiscal quarter. In addition, the revolving credit facility contains covenants that restrict our ability to incur other indebtedness, create liens or sell our assets, pay dividends on our common stock and make certain investments. As of March 31, 2011, our current and senior debt to EBITDAX ratios were 2.3:1.0 and 1.0:1.0, respectively, and we were in compliance with each of the covenants as of March 31, 2011. Sustained or lower oil and natural gas prices and the impact of the sale of our gathering system could reduce our consolidated EBITDAX and thus could reduce our ability to maintain existing levels of senior debt or incur additional indebtedness.

        The indenture governing our 2011 Notes and our 2015 Notes contains usual and customary covenants limiting our ability to incur additional indebtedness, with certain exceptions, or liens on our property or assets and restricting our ability to make dividends or other distributions. Any failure to be in compliance with any material provision or covenant of our revolving credit facility or indentures could result in a default which would, absent a waiver or amendment, require immediate repayment of the related outstanding indebtedness. Additionally, should our obligation to repay indebtedness under our revolving credit facility be accelerated, we would be in default under the indenture governing our 2011 Notes and our 2015 Notes, which would require repayment of the outstanding principal, interest and liquidated damages, if any, on such convertible notes. Sustained or lower oil and natural gas prices could reduce our consolidated EBITDAX and thus could reduce our ability to maintain existing levels of senior debt or incur additional indebtedness. Sustained or lower oil and natural gas prices may make it more difficult for us to satisfy this ratio in future quarters. To the extent it becomes necessary to address any anticipated covenant compliance issues, we may be required to sell a portion of our assets or issue additional securities, which would be dilutive to our shareholders. Given the condition of current credit and capital markets, any sale of assets or issuance of additional securities may not be on terms acceptable to us.

        The restrictions under our revolving credit facility and indentures could also limit our ability to obtain future financings, make needed capital expenditures, withstand a downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. Any failure to remedy any event of default could have a material adverse effect on our business, financial condition or results of operations.

The recent adoption of derivatives legislation by the United States Congress could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with its business.

        To mitigate the impact of lower commodity prices on our cash flows, we entered into commodity derivative instruments through 2012.

        The United States Congress recently adopted comprehensive financial reform legislation that establishes federal oversight and regulation of the over-the-counter derivatives market and entities, such as us, that participate in that market. The new legislation, know as the Dodd-Frank Wall Street Reform and Consumer Protection Act, (the "Act") was signed into law by the President on July 21, 2010 and requires the Commodities Futures Trading Commission (the "CFTC") and the SEC to promulgate rules and regulations implementing the new legislation within 360 days from the date of enactment. In its rulemaking under the Act, the CFTC has proposed regulations to set position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. Certain bona fide hedging transactions or positions would be exempt from these position limits. It is not possible at this time to predict when the CFTC will finalize these regulations. The financial reform legislation may also require us to comply with margin requirements and with certain clearing and trade-execution requirements in connection with its derivative activities, although the application of those provisions to us is uncertain at this time. The financial reform legislation may also require the counterparties to our derivative instruments to spin off some of their derivatives activities to a separate entity, which may not be as creditworthy as the current counterparty.

        The new legislation and any new regulations could significantly increase the cost of derivative contracts (including through requirements to post collateral which could adversely affect our available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks that we encounter, reduce our ability to monetize or restructure our existing derivative contracts, and increase our exposure to less creditworthy counterparties. If we reduce our use of derivatives as a result of the legislation and regulations, our results of operations may become more volatile and our cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures. Finally, the legislation was intended, in part, to reduce the volatility of oil and natural gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and natural gas. Our revenues could therefore be adversely affected if a consequence of the legislation and regulations is to lower commodity prices. Any of these consequences could have an adverse effect on us, our financial condition, and our results of operations.

A failure by the gatherer of our natural gas to perform its obligations under our gas gathering agreement may negatively affect our ability to deliver our natural gas production for sale.

        Pursuant to a gas gathering agreement executed in February 2010 concurrent with the sale of substantially all of our gathering assets, we rely on Monarch Natural Gas, LLC ("Monarch") to gather, process, compress and deliver our natural gas production from wellheads to points of sale. Additionally, pursuant to the gas gathering agreement, Monarch is required to connect to the gathering system future wells that we drill within an area of mutual interest established thereunder. Any failure by Monarch or any successor thereto to timely perform its obligations under the gas gathering agreement may limit our ability to deliver production into the interstate pipeline where it is sold. A delay or reduction in the amount of natural gas that we sell as a result of a failure by Monarch to timely perform such obligations or a delay or failure to connect future wells to the gathering system could have a material adverse effect on our business, financial condition or results of operations.

Our ability to market the oil and gas that we produce is essential to our business. Pipeline constraints may limit our ability to sell production and may negatively affect the price at which we sell our production, which could have an adverse impact on our results of operations and financial condition.

        Several factors beyond our control may adversely affect our ability to market the oil and gas that we discover. These factors include the proximity, capacity and availability of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to sell our oil and gas at prices that would result in an adequate return on our invested capital.

        We currently distribute the gas that we produce through a single interstate pipeline. Any constraints on the capacity of this pipeline could adversely affect our ability to sell production and, in certain circumstances, may limit our ability to sell any or all of our production in a given period. If this pipeline were to become unavailable, we would incur additional costs to secure a substitute facility in order to deliver the gas that we produce. In addition, although we currently have access to firm transportation for the majority of our current gas production, there is no assurance that we will be able to procure additional transportation on terms satisfactory to us, or at all, if we increase our production through our drilling program or acquisitions.

        Delays in the commencement of operations of new pipelines, the unavailability of the new pipelines or other facilities due to market conditions, mechanical reasons or otherwise could have an adverse impact on our results of operations and financial condition. Pipeline capacity constraint could also lead to heightened price competition on such pipeline, which would reduce the price at which we are able to sell the production that does flow. A reduction in the amount of natural gas that we can sell or the price at which such natural gas can be sold could have a material adverse effect on our business, financial condition or results of operations.

        Further, interstate transportation and distribution of natural gas is regulated by the federal government through the Federal Energy Regulatory Commission ("FERC"). FERC sets rules and carries out administratively the oversight of interstate markets for natural gas and other energy policy. Additionally, state regulators have powers over sale, supply and delivery of natural gas and oil within their state borders. While we do employ certain companies to represent our interests before state regulatory agencies, our interests may not receive favorable rulings from any state agency, or some future occurrence may drastically alter our ability to enter into contracts or deliver natural gas to the market.

Approximately 14% of our estimated proved reserves are classified as proved developed non-producing and may ultimately prove to be less than estimated.

        At December 31, 2010, approximately 14% of our total estimated proved reserves were classified as proved developed non-producing. It will take substantial capital to recomplete or drill our non-producing. Our estimate of proved reserves at December 31, 2010 assumes that we will spend significant development capital expenditures to develop these reserves, including an estimated $3.4 million in 2011. Further, our drilling efforts may be delayed or unsuccessful, and actual reserves may prove to be less than current reserve estimates, which could have a material adverse effect on our financial condition, future cash flows and the results of operations.

Our estimates of proved reserves have been prepared under the SEC rules that went into effect for fiscal years ending on or after December 31, 2009, which may make comparisons to prior periods difficult and could limit our ability to book additional proved undeveloped reserves in the future.

        Our Annual Report on Form 10-K for the year ended December 31, 2010 presents estimates of our proved reserves as of December 31, 2010 and 2009, which have been prepared and presented under current SEC rules that went into effect for fiscal years ending on or after December 31, 2009. These rules require SEC reporting companies to prepare their reserves estimates using revised reserve definitions and revised pricing based on twelve-month unweighted first-day-of-the-month average pricing. The previous rules required that reserve estimates be calculated using last-day-of-the-year pricing. Under the current rules, the pricing that was used for estimates of our reserves as of December 31, 2010 and 2009 was based on an unweighted average 12-month average price, as compared to the end of the year price that was used as of December 31, 2008. As a result of these changes, direct comparisons to our previously-reported reserves amounts may be more difficult.

        Additionally, under the current SEC rules there is a general requirement that, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. This rule has limited and may continue to limit our potential to book additional proved undeveloped reserves as we pursue our drilling program. Moreover, we may be required to write down our proved undeveloped reserves if we do not drill on those reserves within the required five-year timeframe.

Our proved reserves are estimates and depend on many factors and assumptions, including various assumptions that are based on conditions in existence as of the dates of the estimates that may turn out to be inaccurate. Any material inaccuracies in these in these reserve estimates or underlying assumptions could cause the quantity and value of our oil and gas reserves, and our revenue, profitability, and cash flow, to be materially different from our estimates.

        Estimating accumulations of gas and oil is complex and inexact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering, production and other technical data the extent, quality and reliability of which can vary. The process also requires certain economic assumptions, some of which are mandated by the

SEC. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves.

        There are many uncertainties inherent in estimating natural gas and oil reserves and their values, many of which are beyond our control. Estimates of economically recoverable natural gas or oil reserves and of future net cash flows necessarily depend on many variables and assumptions, such as:

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  historical natural gas or oil production from that area, compared with production from other producing areas;

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  assumptions concerning the effects of regulations by governmental agencies;

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  assumptions concerning future prices;

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  assumptions concerning future operating costs;

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  assumptions concerning severance and excise taxes; and

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  assumptions concerning development costs and workover and remedial costs.

        Actual future production, gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable gas and oil reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing gas and oil prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

        For these reasons, estimates of the economically recoverable quantities of natural gas or oil attributable to any particular group of properties, classifications of those reserves based on risk recovery and estimates of the future net cash flows expected from them prepared by different engineers, or by the same engineer at different times may vary substantially. Because of this, our reserve estimates may materially change at any time.

        The most accurate method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Since most of our wells had been producing less than ten years as of December 31, 2010, their production history was relatively short, so other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir were used in conjunction with the decline analysis method to determine our estimates of proved reserves as of December 31, 2010. As our wells are produced over time and more data is available, the estimated proved reserves will be redetermined on an annual basis and may be adjusted based on that data. These adjustments could result in downward revisions of our reserve estimates.

        Actual future production, gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable gas and oil reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing gas and oil prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

        It should not be assumed that the present value of future net cash flows included herein is the current market value of our estimated proved gas and oil reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from proved reserves on the unweighted arithmetic average of the first-day-of-the-month commodity prices for the trailing twelve months and development and production costs on the date of estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. This price and rate are not necessarily the most appropriate price or discount factor based on prices and interest rates in effect from time to time and risks associated with our reserves or the natural gas and oil industry in general. Current or actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as:

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  the amount and timing of actual production;

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  supply and demand for natural gas or oil;

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  actual prices received for natural gas in the future being different than those used in the estimate;

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  curtailments or increases in consumption of natural gas or oil;

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  changes in governmental regulations or taxation; and

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  the timing of both production and expenses in connection with the development and production of natural gas or oil properties.

The exploration and development of oil and gas properties involves substantial risks that may materially and adversely affect us.

        Our future success will largely depend on the success of our exploration drilling program. The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. The cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including, but not limited to:

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  unexpected drilling conditions;

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  blowouts, fires or explosions with resultant injury, death or environmental damage;

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  pressure or irregularities in formations;

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  equipment failures or accidents;

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  adverse weather conditions;

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  compliance with governmental requirements and laws, present and future; and

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  shortages or delays in the availability of drilling rigs and the delivery of equipment.

        A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.

        If we experience any one or more of these risks, our business, financial condition and results of operations could be materially and adversely affected.

Natural gas and oil reserves are depleting assets, and the failure to replace our reserves would adversely affect our production and cash flows.

        Our future natural gas and oil production depends on our success in finding or acquiring new reserves. If we fail to replace reserves, our level of production and cash flows would be adversely impacted. Production from natural gas and oil properties decline as reserves are depleted, with the rate of decline depending on reservoir characteristics. Our total estimated proved reserves will decline as reserves are produced unless we conduct successful exploration and development activities and/or acquire properties containing proved reserves. Our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired to the extent cash flow from operations is reduced and external sources of capital become limited or unavailable. Further, we may not be successful in exploring for, developing or acquiring additional reserves, which could have a material adverse effect on our financial condition, future cash flows and the results of operations.

Delays in obtaining drilling permits could have a material adverse effect on our ability to develop our properties in a timely manner.

        The average processing time at the Bureau of Land Management in Vernal, Utah for an application to drill on federal leases has been increasing and currently is approximately 23 to 24 months. Approximately 82% of our gross acreage in Utah is located on federal leases. If we are delayed in procuring sufficient drilling permits for our federal properties, we may shift more of our drilling in Utah to our state leases, the permits for which require an average processing time of approximately 60 days. While such a shift in resources would not necessarily affect the rate of growth of our cash flow, it would result in a slower growth rate of our total estimated proved reserves, because a higher percentage of the wells drilled on the state leases would be drilled on leases to which proved undeveloped reserves may already have been attributed.

Our drilling operations may be delayed or revised unless we receive approval of our Environmental Impact Statement.

        As we continue to develop our Utah acreage, we are required to file an Environmental Impact Statement under the National Environmental Policy Act. Any delay of approval of our Environmental Impact Statement or mandated change to our plan of development as a result of the environmental review process may materially delay our ability to drill on our acreage in Utah or may require us to make additional capital investments or make certain areas of our acreage inaccessible to drilling. Any delay of or restriction on our ability to drill on our acreage in Utah could materially and adversely affect our future business, financial condition and results of operations.

We may have difficulty managing any growth in our business.

        Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. If we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

Competition in the natural gas and oil industry is intense. Our competitors may have greater resources which could enable them to pay a higher price for properties and to better withstand periods of low market prices for hydrocarbons.

        The petroleum and natural gas industry is intensely competitive, and we compete with other companies with greater resources. Many of these companies not only explore for and produce crude petroleum and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Many of our competitors are large, well-established companies that have a substantially larger operating staff and greater capital resources than we do and, in many instances, have been engaged in the natural gas and oil business for a much longer time than we have. These companies may be able to pay more for exploratory prospects and productive natural gas and oil properties and may be able to define, evaluate, bid for and purchase more properties and prospects than our financial and human resources permit. These companies may also be able to spend more on the existing and changing technologies that we believe are and will be increasingly important to the current and future success of natural gas and oil companies. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Increased competitive pressure could have a material adverse effect on our financial condition, future cash flows and the results of operations.

Acquisition prospects are difficult to assess and may pose additional risks to our operations.

        Where appropriate, we may evaluate and pursue acquisition opportunities on terms our management considers favorable. The successful acquisition of natural gas and oil properties requires an assessment of:

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  recoverable reserves;

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  exploration potential;

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  future natural gas and oil prices;

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  operating costs;

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  potential environmental and other liabilities; and

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  permitting and other environmental authorizations required for our operations.

        In connection with such an assessment, we would expect to perform a review of the subject properties that we believe to be generally consistent with industry practices. Nonetheless, the resulting conclusions are inexact and their accuracy inherently uncertain, and such an assessment may not reveal all existing or potential problems, nor will it necessarily permit a buyer to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Inspections may not always be performed on every facility or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Future acquisitions could pose additional risks to our operations and financial results, including:

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  problems integrating the purchased operations, personnel or technologies;

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  unanticipated costs;

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  diversion of resources and management attention from our exploration business;

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  entry into regions or markets in which we have limited or no prior experience; and

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  potential loss of key employees, particularly those of the acquired organization.

We may suffer losses or incur liability for events that we have, or that the operator of a property has, chosen not to insure against.

        The natural gas and oil business involves many operating hazards, such as:

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  well blowouts, fires and explosions;

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  surface craterings and casing collapses;

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  uncontrollable flows of natural gas, oil or well fluids;

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  pipe and cement failures;

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  formations with abnormal pressures;

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  stuck drilling and service tools;

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  pipeline ruptures or spills;

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  natural disasters; and

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  releases of toxic natural gas.

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  any of these events could cause substantial losses to us as a result of:

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  injury or death;

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  damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  regulatory investigations and penalties;

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  suspension of operations; and

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  repair and remediation costs.

        Insurance against every operational risk is not available at economic rates. We may suffer losses from hazards that we cannot insure against or that we have, or the operator thereof has, chosen not to insure against because of high premium costs or other reasons. We could also be responsible for environmental damage caused by previous owners of property from whom we purchased leases. As a result, we may incur substantial liabilities to third parties or governmental entities. If these liabilities are not covered by our insurance, paying them could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of our properties. The payment of any such liabilities may have a material adverse effect on our business, financial condition and results of operations.

We may incur losses as a result of title deficiencies in the properties in which we invest.

        If an examination of the title history of a property that we have purchased reveals a petroleum and natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. In such an instance, the amount paid for such petroleum and natural gas lease or leases would be lost.

        It is our practice, in acquiring petroleum and natural gas leases, or undivided interests in petroleum and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of petroleum and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest.

        If there are any title defects in the properties in which we hold an interest, we may not be able to proceed with our exploration and development of the lease site or may suffer a monetary loss, including as a result of performing any necessary curative work prior to the drilling of a petroleum and natural gas well.

Our operations are subject to environmental and operational safety laws and regulations that may expose us to significant costs and liabilities and could materially affect our cash flow.

        Our operations are subject to stringent federal, state and local laws and regulations relating to environmental protection. There is inherent risk of incurring significant environmental costs and liabilities in the performance of our operations as a result of our handling of petroleum hydrocarbons and wastes, air emissions and wastewater discharges related to our operations, and historical industry operations and waste disposal practices. Failure to comply with these laws may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may delay or prevent our operations. Under certain environmental laws and regulations, we could be subject to strict, joint and several liability for the removal or remediation of previously released materials or natural resource damages. Private parties, including the owners of properties upon which our wells are drilled and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal, also may have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste control, handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our own results of operations, competitive position or financial condition.

We are subject to complex governmental laws and regulations which may expose us to significant costs and liabilities and adversely affect the cost, manner or feasibility of conducting our business.

        Our petroleum and natural gas exploration and production interest and operations are subject to stringent and complex federal, state, provincial and local laws and regulations relating to the operation and maintenance of our facilities, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment and otherwise relating to environmental protection. Oil and natural gas operations are also subject to federal, state, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. We may be required to make large expenditures to comply with these regulatory requirements. Legislation affecting the petroleum and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the petroleum and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the petroleum and natural gas industry created by new legislation would increase our cost of doing business and adversely affect our profitability.

        Failure to comply with these laws and regulations applicable to our interests and operations could result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory or remedial obligations, and the issuance of orders enjoining or limiting some or all of our operations, any of which could have a material adverse affect on our financial condition. Legal requirements are sometimes unclear or subject to reinterpretation and may be frequently changed in response to economic or political conditions. As a result, it is hard to predict the ultimate cost of compliance with these requirements or their affect on our interests and operations. In addition, existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations may have a material adverse effect on our financial condition, future cash flows and the results of operations.

Because our reserves and production are concentrated in a small number of properties, production problems or significant changes in reserve estimates related to any property could have a material impact on our business.

        Our current reserves and production primarily come from a small number of producing properties in Utah. If mechanical problems with the wells or production facilities (including salt water disposal, pipelines, compressors and processing plants), depletion, weather or other events adversely affect any particular property, we could experience a significant decline in our production, which could have a material adverse effect on our cash flows, financial condition and results of operations. In addition, if the actual reserves associated with any one of our properties are less than estimated, our overall reserve estimates could be materially and adversely affected.

Our operations may be interrupted by severe weather or drilling restrictions.

        Our operations are conducted in the Rocky Mountain region of the United States. The weather in this area can be extreme and can cause interruption in our exploration and production operations. Severe weather can result in damage to our facilities entailing longer operational interruptions and significant capital investment. Additionally, our operations are subject to disruption from winter storms and severe cold, which can limit operations involving fluids and impair access to our facilities.

Shortages of supplies, equipment and personnel may adversely affect our operations.

        The natural gas and oil industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may be substantially increased and their availability may be limited. In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases. If drilling rigs, equipment, supplies or qualified personnel are unavailable to us due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our business, financial condition and results of operations could be materially and adversely affected.

Hedging our production may result in losses or prevent us from benefiting to the fullest extent possible from increases in prices for natural gas and oil.

        In order to manage our exposure to price volatility in marketing our oil and natural gas, we enter into oil and natural gas price risk management arrangements for a portion of our expected production. Economically hedging the commodity price may limit the prices we actually realize and therefore reduce oil and natural gas revenues in the future. In addition, our commodity price risk management transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

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  production is less than expected;

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  the counterparty to the contract defaults on its obligations; or

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  there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

        In addition, economic hedging may limit the benefit we would otherwise receive from increases in the prices of oil and gas.

If a counterparty to the derivative instruments we use to hedge our business risks defaults or fails to perform, we may be exposed to risks we had sought to mitigate, which could materially adversely effect our financial condition and results of operations.

        We use hedges to mitigate our natural gas price risk with counterparties. If our counterparty fails or refuses to honor its obligations under these derivative instruments, our hedges of the related risk will be ineffective. This is a more pronounced risk to us in view of the recent stresses suffered by financial institutions. We cannot provide assurance that our counterparty will honor its obligations now or in the future. A counterparty's insolvency or inability or unwillingness to make payments required under terms of derivative instruments with us could have a material adverse effect on our financial condition and results of operations.

Our natural gas and oil sales and our related hedging activities expose us to potential regulatory risks.

        The Federal Trade Commission, the FERC, and the CFTC hold statutory authority to monitor certain segments of the physical and futures energy commodities markets. These agencies have imposed broad regulations prohibiting fraud and manipulation of such markets. With regard to our physical sales of natural gas and oil and any related hedging activities that we undertake, we are required to observe the market-related regulations enforced by these agencies, which hold substantial enforcement authority. Our sales may also be subject to certain reporting and other requirements. Failure to comply with such regulations, as interpreted and enforced, could have a material adverse effect on our business, results of operations and financial condition.

        To the extent that we enter into transportation contracts with natural gas pipelines that are subject to FERC regulation, we are subject to FERC requirements related to use of such capacity. Any failure on our part to comply with the FERC's regulations and policies, or with an interstate pipeline's tariff, could result in the imposition of civil and criminal penalties.

Our success depends on our key management personnel, the loss of any of whom could disrupt our business.

        The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. The loss of services of any of our key managers—including Mr. Grant, our President and Chief Executive Officer and Mr. Decker, our Executive Vice President and Chief Operating Officer—could have a material adverse effect on our business, financial condition and results of operations. We have not obtained "key man" insurance for any of our management.

Our directors are engaged in other businesses which may result in conflicts of interest.

        Certain of our directors also serve as directors of other companies or have significant shareholdings in other companies operating in the oil and gas industry. Our Chairman, Charles Crowell, served as our interim Chief Executive Officer through December 31, 2010 and also serves on the Board of Directors of Derek Oil & Gas Corporation. Richard S. Langdon, another one of our directors, is President and Chief Executive Officer of Matris Exploration Company, L.P., a private exploration and production company active in onshore California. Mr. Langdon is also the President and Chief Executive Officer of Sigma Energy Ventures with E&P activities in the Texas Gulf Coast. Mr. Langdon is also a member of the Board of Directors of Constellation Energy Partners LLC ("CEP"), a public limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. CEP's activities are currently focused in the Black Warrior Basin of Alabama and in the Cherokee Basin in Oklahoma and Kansas. Richard Burgess, another director, serves on the Board of Michigan Oil and Gas Association. We estimate that all of our outside directors spend up to 10% of their time on our business.

        To the extent that such other companies participate in ventures in which we may participate, or compete for prospects or financial resources with it, these officers and directors will have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict must disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms.

        In accordance with the laws of the State of Nevada, our directors are required to act honestly and in good faith with a view to our best interests. In determining whether or not we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the degree of risk to which we may be exposed and our financial position at that time.

It may be difficult to enforce judgments predicated on the federal securities laws on some of our board members who are not U.S. residents.

        One of our directors resides outside the United States and maintains a substantial portion of his assets outside the United States. As a result it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States against such persons or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.

        Foreign courts may not entertain original actions against our directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

        President Obama's Proposed Fiscal Year 2012 Budget recommends elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies, and legislation has been introduced in Congress which would implement many of these proposals. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of the proposed legislation or any other similar changes in U.S. federal income tax laws could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

The adoption of climate change legislation by Congress could result in increased operating costs and reduced demand for the oil and natural gas we produce.

        In December 2009, the EPA determined that emissions of carbon dioxide, methane and other "greenhouse gases" ("GHG") present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth's atmosphere and other climatic changes. Based on these findings, the EPA has begun adopting and implementing regulations to restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act ("CAA").

        In response to findings that emissions of GHGs present an endangerment to public heath and the environment, the EPA has adopted regulations under existing provisions of the CAA that would require a reduction in emissions of GHGs from motor vehicles and also may trigger PSD and Title V permit requirements for GHG emissions from certain stationary sources when the motor vehicle standards took effect on January 2, 2011. The EPA rules have tailored the PSD and Title V permitting programs to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. These EPA rulemakings could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified facilities. The EPA also published a final rule on November 30, 2010 expanding its existing GHG emissions reporting rule to include onshore and offshore oil and natural gas production and onshore oil and natural gas processing, transmission, storage, and distribution activities, which may include certain of our operations, beginning in 2012 for emissions occurring in 2011. In addition, Congress has actively considered legislation to reduce emissions of GHGs, and almost one-half of the states have already taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. The adoption of any legislation or regulations that limits emissions of GHGs from our equipment and operations could require us to incur costs to reduce emissions of GHGs associated with our operations or could adversely affect demand for the oil and natural gas we produce. Consequently, legislation and regulatory programs to reduce emissions of greenhouse gases could have an adverse effect on our business, financial condition and results of operations.

        Finally, it should be noted that some scientific studies have concluded that increasing concentrations of greenhouse gases in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events; if any such effects were to occur, they could have an adverse effect on our assets and operations.

Federal legislation and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from tight formations such as shales. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. The process is typically regulated by state oil and gas commissions or a state's environmental regulatory agency. In addition, the EPA recently asserted federal regulatory authority over hydraulic fracturing involving diesel additives under the Safe Drinking Water Act's Underground Injection Control Program. While the EPA has yet to take action to enforce or implement this newly asserted regulatory authority, industry groups have filed suit challenging the EPA's recent decision. At the same time, the EPA has commenced a study of the potential environmental impacts of hydraulic fracturing activities, with initial results of the study expected to be available in late 2012 and final results in 2014. In addition, for the second consecutive session, the federal Congress is considering two companion bills, known as the "Fracturing Responsibility and Awareness of Chemicals Act," or "FRAC Act," that would repeal an exemption in the federal Safe Drinking Water Act for the underground injection of hydraulic fracturing fluids, other than diesel near drinking water sources. This legislation, if adopted, would require federal regulation of hydraulic fracturing as well as disclosure of the chemicals used in the fracturing process.

        Also, some states, including New York, Pennsylvania and Wyoming, have adopted, and other states are considering adopting, regulations imposing disclosure obligations, mitigation of impacts associated with, or restrictions on, hydraulic fracturing activities in certain circumstances. New York has imposed a de facto moratorium on the issuance of permits for high-volume, horizontal hydraulic fracturing until state-administered environmental impact assessments are finalized. Pennsylvania has adopted a variety of regulations limiting how and where fracturing can be performed and Wyoming has adopted legislation requiring drilling operators conducting hydraulic fracturing activities in that state to publicly disclose the chemicals used in the fracturing process.

        If new federal or state laws, regulations or other policy determinations that significantly restrict hydraulic fracturing are adopted, such legal requirements could delay our ability to engage in hydraulic fracturing activities, make it more difficult or costly for us to perform hydraulic fracturing or otherwise reduce the amount of oil and natural gas that we are ultimately able to produce from our reserves. In addition, if hydraulic fracturing is also regulated at the federal level, exploration and production activities that entail hydraulic fracturing could be subject to additional regulation and permitting requirements and attendant permitting delays and potential increases in costs. Such new legislation or regulation could lead to operational delays or increased operating costs and could result in additional burdens that could increase the costs and delay the development of unconventional oil and natural gas resources from shale formations that are not commercial without the use of hydraulic fracturing. Some or all of these developments could have a material adverse effect on our business, financial condition and results of operations.

Current and future economic conditions in the United States and key international markets may materially adversely impact our operating results.

        Our operations are affected by local, national and international economic conditions and the condition of the natural gas and oil industry. The United States and other world economies are slowly recovering from a recession, which began in 2008 and has extended into 2010. Although growth has resumed, it is modest and certain economic data indicates the United States and worldwide economies may require some time to recover. There are likely to be significant long-term effects resulting from the recession and credit market crisis, including a future global economic growth rate that is slower than what was experienced in recent years. In addition, more volatility may occur before a sustainable, yet lower, growth rate is achieved. Global economic growth drives demand for energy from all sources, including fossil fuels. A lower future economic growth rate will result in decreased demand growth for our natural gas production and crude oil, as well as lower commodity prices, which will reduce our cash flows from operations and our profitability.

        Continued market deterioration could also jeopardize the performance of certain counterparty obligations, including those of our insurers, customers and financial institutions. Although we assess the creditworthiness of our counterparties, prolonged business decline or disruptions as a result of economic slow down or lower commodity prices could lead to changes in a counterparty's liquidity and increase our exposure to credit risk and bad debts. In the event any such party fails to perform, our financial results could be adversely affected and we could incur losses and our liquidity could be negatively impacted.

Lack of access to the credit market could negatively impact our ability to operate our business and to execute our business strategy.

        Due to the changes in the global credit market during 2009 and 2010, there has been deterioration in the credit and capital markets and access to financing is limited and uncertain. If the capital and credit markets continue to experience weakness and the availability of funds remains limited, we may incur increased costs associated with any additional financing we may require for future operations. Our suppliers may be unable to sustain their current level of operations, fulfill their commitments and/or fund future operations and obligations, each of which could adversely affect our operations. Continued lower levels of economic activity and weakness in the credit markets could also adversely affect our ability to implement our strategic objectives.

        In addition, some financial institutions and insurance companies have reported significant deterioration in their financial condition. Our forward-looking statements assume that our lenders, insurers and other financial institutions will be able to fulfill their obligations under our various credit agreements, insurance policies and contracts. If any of our significant financial institutions were unable to perform under such agreements, and if we were unable to find suitable replacements at a reasonable cost, our results of operations, liquidity and cash flows could be adversely impacted.

Risks Related to Our Securities and This Offering

A substantial number of shares of our common stock will be eligible for future sale upon conversion of the 2015 Notes (or shares of Series C Preferred Stock issuable upon conversion of the 2015 Notes), and the sale of those shares could adversely affect our stock price.

        Pursuant to the terms of those certain exchange agreements entered into in connection with the issuance of the 2015 Notes (or shares of Series C Preferred Stock issuable upon conversion of the 2015 Notes), we listed an additional 21,433,135 shares of common stock on the NYSE Amex. A substantial number of shares of our common stock are now eligible for public sale upon conversion of the 2015 Notes. If a significant portion of these shares were to be offered for sale at any given time, the public market for our common stock and the value of our common stock owned by our stockholders could be adversely affected.

Our stockholders will experience substantial dilution if the 2015 Notes are converted.

        The 2015 Notes are convertible, at the option of the holder, at any time prior to maturity, into shares of common stock or, at the election of such holder, into shares of Series C Preferred Stock, which are convertible into common stock. The initial conversion price for converting the 2015 Notes into common stock is equal to $0.60 per share of common stock, which is equal to a conversion rate of 1,666.6667 shares of common stock per $1,000 principal amount of 2015 Notes. The conversion rate is subject to adjustment in certain circumstances and limitations. The initial conversion price for converting the 2015 Notes into Series C Preferred Stock (with certain exceptions), is equal to $100, which is equal to a conversion rate of ten shares of Series C Preferred Stock per $1,000 principal amount of 2015 Notes.

        Additionally, all of the shares of common stock issued upon conversion of the 2015 Notes and Series C Preferred Stock are immediately eligible for resale in the public markets under Rule 144 of the Securities Act. Any such sales, or the anticipation of the possibility of such sales, could depress the market price of our common stock.

        Additionally, upon issuance shares of common stock upon conversion of the 2015 Notes or Series C Preferred Stock, if any, our existing stockholders will incur significant dilution of their interests.

If the June 2011 Warrants are exercised, our stock price could be adversely affected and our stockholders may experience substantial dilution.

        The June 2011 Warrants to purchase up to an aggregate of 18,750,000 shares of common stock are exercisable, at the option of the holder, at any time prior to June 15, 2016, subject to the terms of the June 2011 Warrants. The initial exercise price for exercising the June 2011 Warrants is equal to $0.35 per share of common stock. All of the shares of common stock issued upon exercise of the June 2011 Warrants are immediately eligible for resale in the public markets. Any such sales, or the anticipation of the possibility of such sales, could depress the market price of our common stock. Additionally, upon issuance shares of common stock upon exercise of the June 2011 Warrants, if any, our existing stockholders may incur significant dilution of their interests.

If we cannot meet the NYSE Amex's continued listing requirements, the NYSE Amex may delist our common stock, which would have an adverse impact on the liquidity and market price of our common stock.

        Our common stock is currently listed on the NYSE Amex. On June 25, 2009, we had received a notice from the NYSE Amex, dated June 25, 2009, informing us that we did not meet certain of the continued listing standards of the NYSE Amex. Specifically, the notice stated that we were not in compliance with Section 1003(a)(i) of the NYSE Amex Company Guide, with stockholders' equity of less than $2,000,000 and net losses in two of our three most recent fiscal years; and Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders' equity of less than $4,000,000 and net losses in three of our four most recent fiscal years. The notice also stated that in order to maintain our listing, we were required to submit a plan of compliance to the NYSE Amex by July 27, 2009 that addressed how we intended to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide by December 27, 2010.

        We submitted our plan to the NYSE Amex on July 27, 2009, and provided supplemental information on August 25, 2009, advising the NYSE Amex of the actions we had taken, and planned to take, to bring the Company into compliance with the applicable listing standards by the NYSE Amex's deadline.

        By letter dated September 15, 2009, the NYSE Amex notified us that it had accepted our plan and determined that, in accordance with Section 1009 of the NYSE Amex Company Guide, we had made a reasonable demonstration of our ability to regain compliance with Section 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide by December 27, 2010.

        On November 19, 2010 the NYSE Amex notified us that, on the basis of a review of publically available information, we had resolved our continuing listing deficiencies. The notice also stated that, as is the case for all listed issuers, our continued listing eligibility will be assessed on an ongoing basis.

        We will be subject to future review by the NYSE Amex and there can be no assurance that we will be able to achieve compliance the continued listing standards. If we are not able to maintain compliance with the continued listing standards in the future, we will be subject to delisting procedures as set forth in the NYSE Amex Company Guide. A delisting of our common stock could negatively impact us by reducing the liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing.

Our common stock has experienced, and may continue to experience, price volatility and low trading volume.

        The trading price of our common stock has been and may continue to be subject to large fluctuations, which may result in losses to investors. Our stock price may increase or decrease in response to a number of events and factors, including:

  •
  the results of our exploratory drilling;

  •
  trends in our industry and the markets in which we operate;

  •
  changes in the market price of the commodities we sell;

  •
  changes in financial estimates and recommendations by securities analysts;

  •
  acquisitions and financings;

  •
  quarterly variations in operating results;

  •
  the operating and stock price performance of other companies that investors may deem comparable to us;

  •
  an inability to regain compliance with the listing requirements of the NYSE Amex; and

  •
  issuances, purchases or sales of blocks of our common stock.

        This volatility may adversely affect the price of our common stock regardless of our operating performance.

Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.

        If our existing shareholders sell our common stock in the market, or if there is a perception that significant sales may occur, the market price of our common stock could drop significantly. In such case, our ability to raise additional capital in the financial markets at a time and price favorable to us might be impaired. In addition, our board of directors has the authority to issue additional shares of our authorized but unissued common stock without the approval of our shareholders, subject to certain limitations under the rules of the exchange on which our common stock is listed. Additional issuances of our common stock would dilute the ownership percentage of existing shareholders and may dilute the earnings per share of our common stock. As of July 27, 2011, we had 152,013,515 shares of common stock issued and outstanding and outstanding options to purchase an additional 10,579,293 shares of common stock. An additional 206,350 shares of common stock are issuable under our restricted stock plan and approximately an additional 11,500,000 shares of common stock will be issuable upon the exercise of the warrants offered by this offering.

        Assuming all of our outstanding Series C Preferred Stock, 2011 Notes and 2015 Notes are converted at the applicable conversion prices, and the June 2011 Warrants are exercised at the applicable exercise price, the number of shares of our common stock outstanding would increase by approximately 125,963,340 shares to approximately 277,976,855 shares (this number is based on common stock issued and outstanding as of July 27, 2011 and assumes no exercise of the options described above or the warrants offered by this offering and no additional grants of options or restricted stock).

We have not previously paid dividends on our common stock and we do not anticipate doing so in the foreseeable future.

        We have not in the past paid, and do not anticipate paying in the foreseeable future, cash dividends on our common stock. Our credit agreement and the indenture governing our 2015 Notes contain covenants that restrict our ability to pay dividends on our common stock. Additionally, any future decision to pay a dividend and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors.

We have anti-takeover provisions in our articles of incorporation and by-laws that may discourage a change of control.

        Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

        Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. With the approval of our stockholders, we may amend our articles of incorporation in the future to become subject to the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that a stockholder might consider in his or her best interest or that might result in a premium over the market price for the shares of our common stock.

Management has significant flexibility in using the proceeds of the June Offering and this offering.

        We have not designated the amount of net proceeds we received from the June Offering, or will receive from this offering, for any particular purpose. Accordingly, our management will have significant flexibility in using the proceeds from the June Offering and this offering. The actual amounts and timing of expenditures will vary depending on a number of factors. Management's failure to use these funds effectively could have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

There is no public market for the June 2011 Warrants or the warrants to purchase common stock in this offering.

        There is no established public trading market for the June 2011 Warrants or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or any nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The warrants offered in this offering may not have any value.

        The warrants offered in this offering have an initial exercise price of $0.35 per share and can be exercised only during the sixty month period beginning on the date of issuance. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

USE OF PROCEEDS

        We estimate the net proceeds from this offering will be approximately $3.6 million, based on the total offering size of $4.0 million, excluding the proceeds, if any, from the exercise of the common stock warrants issued in this offering and after deducting underwriting discounts and estimated offering expenses.

        We expect to use net proceeds from this offering (including any proceeds from the exercise of the common stock warrants) for capital expenditures, working capital, acquisitions of oil and natural gas properties, repayment or refinancing of indebtedness, or general corporate purposes.

        As of July 27, 2011, we had approximately $8.6 million of borrowings outstanding under our revolving credit facility, which were used primarily to fund exploration and development of oil and natural gas properties, to refinance existing indebtedness and for working capital and other general corporate purposes. As of July 27, 2011, borrowings under our revolving credit facility had a weighted average interest rate of approximately 5.1%. Borrowings made under our credit facility are secured by a pledge of the capital stock of certain of our subsidiaries and mortgages on substantially all of our oil and gas properties. Interest on borrowings is payable monthly and principal is due at maturity on March 26, 2012.

        The total offering size of $4.0 million above reflects the offering of 16,000,000 units, each consisting of one share of common stock and a warrant to purchase 0.71875 of a share of common stock, at a price to the public of $0.25 per unit. This amount does not take into account any cash proceeds from the exercise of the warrants. If the warrants were exercised in full at an exercise price of $0.35 per share (the initial exercise price per share), we would receive an estimated $4.0 million in additional gross proceeds in connection with the payment of the exercise price of such warrants.

DESCRIPTION OF SECURITIES

        In this offering, we are offering units, consisting of 16,000,000 shares of common stock and warrants to purchase up to an aggregate 11,500,000 shares of common stock. Each unit consists of one share of common stock and a warrant to purchase 0.71875 of a share of common stock at an exercise price of $0.35 per share. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

        Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000 shares are designated as Series B Convertible Preferred Stock, and 2,000,000 shares are designated as Series C Convertible Preferred Stock. The material terms and provisions of our common stock are described under the caption "Description of Capital Stock" starting on page 33 of the accompanying prospectus. We anticipate that delivery of the shares of common stock being offered pursuant to this prospectus supplement will be made electronically through the facilities of the Depository Trust Company, subject to customary closing conditions.

Warrants

        The following summary of certain terms and provisions of the warrants offered in this offering is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of warrant attached as Annex A to this prospectus supplement. Prospective investors should carefully review the terms and provisions set forth in the form of warrant. The warrants offered by this prospectus supplement will be issued in physical form and delivered by us subject to customary closing conditions.

        Registration of Warrants.    The warrants will be registered in a warrant register maintained by us for that purpose in the name of the record holder thereof from time to time.

        Registration of Transfers.    Subject to compliance with any applicable securities laws, we will register the transfer of any portion of a warrant in the warrant register upon surrender of the warrant.

        Exercise and Duration of Warrants.    A warrant may be exercised, in whole or in part, by the registered holder at any time and from time to time on or after the date it is issued until and including its expiration date, which will be sixty months after the issue date. At 11:59 P.M., New York City time on the expiration date, the portion of any warrant that has not been exercised shall become void and of no value. A holder may exercise a warrant by delivering to us (i) an exercise notice, in the form attached to the warrant, appropriately completed and duly signed, and (ii) payment of the exercise price (which may take the form of a "cashless exercise" if so indicated in the exercise notice and if a "cashless exercise" may occur at such time in accordance the provisions described below).

        Exercise Price Per Share.    The exercise price per share will be $0.35. The exercise price per share may be adjusted from time to time as described under "—Certain Adjustments" below.

        Delivery of Warrant Shares.    Upon exercise of a warrant, we will promptly (but in no event later than three trading days after we have received the exercise notice, and provided that we have received the aggregate exercise price or a notice of cashless exercise, if permitted) cause our transfer agent to either (i) credit the number of shares of our common stock to which the warrant holder is entitled upon exercise of the warrant to such warrant holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit/Withdrawal At Custodian (DWAC) system or (ii) issue a certificate for the common stock issuable upon such exercise. Upon delivery of the exercise notice, provided that the holder delivers the aggregate exercise price (or notice of a cashless exercise, if permitted), the holder shall be deemed to have become holder of record of the relevant common stock upon delivery of the exercise notice.

        If we fail to cause the transfer agent to deliver common stock by the third trading day after the date on which delivery of the relevant common stock is required, so long as the holder has delivered the aggregate exercise price (or notice of a cashless exercise, if permitted) and if on or after such third business day the holder purchases shares of our common stock to deliver in satisfaction of a sale by the holder of shares of common stock issuable upon exercise of the warrant that the holder anticipated receiving from us, then we will either, upon the holder's written request and at the holder's discretion, pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any, and other reasonable out-of-pocket expenses) for the shares of common stock so purchased (at which point our obligation to cause the transfer agent to deliver and issue the relevant common stock shall terminate), or promptly honor our obligation to cause the transfer agent to deliver common stock and pay cash to the holder in an amount equal to the excess (if any) of the holder's total purchase price over the product of (a) the number of shares of our common stock purchased by the holder, times (b) the closing bid price of our common stock on the date we received the notice of exercise.

        Charges, Taxes and Expenses.    Issuance and delivery of certificates for shares of common stock upon exercise of a warrant shall be made without charge to the holder for any documentary, stamp, transfer or similar taxes. We shall be responsible for all fees and expenses of the transfer agent and all fees and expenses in respect of the issuance of shares of common stock upon exercise via DTC.

        Certain Adjustments.    The exercise price and number of shares of common stock issuable upon exercise of a warrant are subject to adjustment as set forth below:

        (a)    Adjustments upon Subdivision or Combination of Common Stock.    If we subdivide (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of the warrant will be proportionately increased. If we combine (by any reverse stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of common stock into a smaller number of shares (each, a "Stock Combination Event"), the Exercise Price in effect immediately prior to such combination will be increased and the number of shares issuable upon exercise of the warrant will be proportionately decreased.

        (b)    Other Events.    If any event occurs of the type contemplated by the foregoing provisions but not expressly provided for by such provisions, then an adjustment as determined in good faith by our Board of Directors to be appropriate will be made in the exercise price and the number of shares of common stock into which the warrants can be converted so as to protect the rights of the holder of the warrant. No such adjustment will increase the exercise price of the warrant or decrease the number of shares of common stock into which the warrants can be converted as otherwise determined pursuant to the foregoing provisions.

        Rights upon Distribution of Assets.    If we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) (a "Distribution") to all of our stockholders after the issuance of the warrant that does not result in an adjustment to the then-exercise price pursuant to those adjustments described under "—Certain Adjustments", then the holder of the warrant will be entitled to receive the amount of any such Distribution which the holder would have received if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on the exercise of the warrant) immediately before the date on which a record is taken for the declaration or payment of the Distribution, or if no record date is taken, the date as of which the record holders of common stock are to be determined for the declaration or payment of the Distribution.

        Payment of Exercise Price.    The holder shall pay the exercise price in immediately available funds; provided, however, if at anytime (i) a registration statement covering the issuance of shares issuable upon exercise of the warrant is not available or (ii) an exemption from registration is not available for the resale of the shares of our common stock to be issued upon exercise, the holder shall exercise the warrant in whole or in part through a "cashless exercise," in which event we will cause the transfer agent to issue to the holder the number of shares of common stock determined as follows:

X=(A×B)-(A×C)
D

where

  X
  =  the number of shares of common stock to be issued to the holder.

  A
  =  the number of shares of common stock with respect to which a warrant is being exercised.

  B
  =  the arithmetic average of the daily volume weighted average price of the common stock on each of the five (5) trading days immediately preceding the date of the exercise notice.

  C
  =  the exercise price then in effect at the time of the exercise.

  D
  = the volume weighted average price of the common stock on the date of the exercise notice.

        Limitations on Exercise.    The number of shares of our common stock that may be acquired by a holder upon any exercise of a warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder and its affiliates does not exceed 4.99% of the total number of issued and outstanding shares of our common stock. For purposes of determining the holder's beneficial ownership, the aggregate number of shares of common stock beneficially owned by a holder and its affiliates will include the number of shares issuable upon exercise of the warrant as to which the determination is being made, but will exclude (i) shares issuable upon exercise of the remaining unexercised portion of the warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities, including any convertible notes or convertible preferred stock, subject to a similar limitation on conversion or exercise. A holder may, by written notice to us, increase or decrease the maximum percentage limitation applicable to it (but not to any other holder of the warrants) to any other percentage not in excess of 9.99%, nor less than 4.99%, provided that such change will not be effective until the 61st day after notice is delivered to us. Our obligation to issue shares of common stock upon the exercise of a warrant shall be suspended until such time, if any, as shares of common stock may be issued in compliance with such limitation. For the avoidance of doubt, the determination of whether a warrant can be exercised (vis-a-vis other convertible securities held by a holder or its affiliates) will be made on the basis of the order in which submissions for exercise or conversion are made to us.

        A holder's delivery of an exercise notice shall constitute a representation that, upon delivery of the shares of common stock issuable upon exercise to the holder, such holder and its affiliates will not own more than the maximum percentage limitation applicable to such holder immediately after giving notice of exercise. We shall be entitled to rely on such representation deemed made by such holder and shall not be deemed to have violated the maximum percentage limitation by issuing such holder no more than the number of shares of common stock provided in the exercise notice.

        Exercise Elected by Us.    Subject to certain exceptions, while the warrants are outstanding, if the arithmetic average of the daily volume weighted average price of a share of our common stock for each of 20 trading days out of 30 consecutive trading days (the "Average VWAP") equals or exceeds 200% of the initial exercise price of the warrants (as adjusted to take into account any stock dividend, stock split, stock combination or similar event), and if at the time of such measurement the Equity Conditions (described below) are satisfied, then we may, subject to certain conditions, require the holders to exercise the warrant in full or in part. To require such an exercise, we will give notice within two trading days of the end of the 30 trading day measurement period, specifying the date (not sooner than 20 trading days nor later than 40 trading days following the notice) chosen for exercise, among other things. Notwithstanding such a notice, the holder may exercise the warrant at any time prior to the exercise date specified. Our right to require the exercise of the warrants is subject to the following additional conditions: (i) the Equity Conditions must continue to be met after the date we deliver notice, through the date chosen for exercise (in the absence of which our exercise notice will be considered void), and (ii) we cannot elect to require any holder to exercise its warrants if the aggregate number of shares subject to our mandatory exercise election with respect to such holder, multiplied by the arithmetic average of the volume weighted average price of a share of our common stock during each of the 30 trading days in the measurement period described above, is in excess of such holder's pro rata portion of 250% of the aggregate dollar trading volume (as reported on Bloomberg) of our common stock on our principal trading market over the 30 trading day measurement period. Any exercise elected by us in this manner must be made on a pro rata basis with respect to all warrants then outstanding. Notwithstanding the foregoing, we may not deliver more than two (2) such notices hereunder (or in the event that the number of shares exercised pursuant to any such notice is less than the number of shares subject to such notice (the number of shares unable to be exercised, the "Forced Exercise Limitation Number") as a result of the application of the maximum ownership limitations described above, then we may deliver one (1) additional notice for a number of warrant shares not in excess of the number of shares equal to the Forced Exercise Limitation Number.)

        "Equity Conditions" under the warrants means each of the following: (i) on each day during the period beginning 30 trading days prior to the date of determination and ending on the date of determination (the "equity conditions measuring period"), all shares of our common stock issuable upon exercise of the warrants shall be eligible for resale by the holder without restriction and without need for additional registration (other than any restriction or limitation resulting from the status of the holder of the warrants as an affiliate of ours) under the Securities Act and we shall have no knowledge of any fact that would cause any warrant shares not to be so eligible for resale by the holder without restriction and without the need for additional registration (other than any restriction or limitation resulting from the status of the holder of the warrants as an affiliate of ours) under the Securities Act; (ii) on each day during the equity conditions measuring period, our common stock is designated for listing on the NYSE Amex or on another specified national securities exchange (or the OTC Bulletin Board), and shall not have been suspended from trading from all such exchanges or markets, nor shall proceedings for delisting or suspension from all relevant exchanges have been commenced, threatened or pending, either in writing or by our falling below the minimum listing standards, unless in either case we meet the minimum listing conditions of at least one of the other permitted exchanges; (iii) on each day during the equity conditions measuring period, we have delivered common stock upon exercise of the warrants to the holder on a timely basis upon any exercise; and (iv) any applicable shares of common stock to be issued in connection with the event requiring determination may be issued in full without violating the maximum ownership limitations described above or the rules or regulations of our principal market; provided, however, that the foregoing shall not preclude us from issuing such number of shares that does not cause any such violation.

        Fundamental Transactions.    In the event of any "fundamental transaction", then at the request of the warrant holder delivered before the 90th day after such transaction, we (or a successor entity) shall purchase the warrant from the warrant holder by paying to the warrant holder, within five (5) business days after such request (or, if later, on the effective date of the transaction), cash in an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the date of such transaction. A "fundamental transaction" means each of the following: (i) we merge or consolidate with or into another person, or (ii) we sell all or substantially all of our assets, or (iii) we consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person as a result of which the other person becomes the beneficial owner of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the other person or persons making or party to, or associated or affiliated with the other person or persons making or party to, the stock purchase agreement or other business combination), or (iv) we reorganize, recapitalize or reclassify our common stock, or (v) we allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the person or persons making or party to such purchase, tender or exchange offer), or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by our issued and outstanding common stock.

        Fractional Shares.    We will not be required to issue any fractional shares of our common stock on the exercise of a warrant but rather the number of shares of common stock to which shall be rounded down to the nearest whole number.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Lazard Capital Markets LLC, as the sole underwriter, has agreed to purchase, and we have agreed to sell to it, the number of units (each unit consisting of one share of common stock and one warrant to purchase 0.71875 of a share of our common stock) at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Underwriter	Number of Units
Lazard Capital Markets LLC	16,000,000

Total	16,000,000

        The underwriter is offering the units subject to its acceptance of the shares and warrants contained in the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus supplement are subject to certain conditions precedent, including the absence of any material adverse change in the business and the receipt of customary legal opinions, letters and certificates and the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the units offered by this prospectus supplement if any such units are taken.

        The underwriter initially proposes to offer the units directly to the public at the public offering price listed on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the units to other securities dealers at a price that represents a concession not in excess of $0.00975 per share under the public offering price.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Unit	Total
Public offering price	$0.25000	$4,000,000
Underwriting discount	$0.01625	$260,000
Proceeds, before expenses, to us	$0.23375	$3,740,000

        The expenses of the offering, not including the underwriting discount and commission, are estimated to be $100,000 and are payable by us. We may also reimburse the underwriter for certain fees and legal expenses incurred by it in connection with this offering which shall not exceed $25,000.

Indemnification

        We and the underwriter have agreed to indemnify each other, and we have also agreed to indemnify Lazard Frères & Co. LLC, against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriter and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Quotation on the NYSE Amex

        Our common stock is listed on the NYSE Amex under the symbol "GSX." Our registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

No Sales of Similar Securities

        We, and each of our executive officers and directors, other than Mr. Charles H. Wilson, whose resignation will be effective as of July 31, 2011, have agreed with Lazard Capital Markets LLC, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for our common stock for ninety (90) days after the date of this prospectus supplement without first obtaining the written consent of Lazard Capital Markets LLC. The 90-day "lock-up" period during which we and certain of our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the "lock-up" period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the "lock-up" period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Lazard Capital Markets LLC waives, in writing, such an extension.

Price Stabilization, Short Positions

        In order to facilitate the offering of the units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may sell more units than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares of common stock and/or warrants in the open market. A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

        A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of units to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

  (b)
  it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Switzerland

        This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock and warrants may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock and warrants may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock and warrants in Switzerland.

European Economic Area

        To the extent that the offer of the units is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the units which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

  (c)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member

    State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of units (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of units to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of units to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any units in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an "offer of Shares to the public" in relation to any units in any Relevant Member State has the same meaning as in the preceding paragraph.

VALIDITY OF THE SECURITIES

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., New York, New York and Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriter by Proskauer Rose LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Gasco Energy, Inc. as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Certain estimates of the oil and natural gas reserves of Gasco Energy, Inc. and related future net cash flows and the present values thereof, referred to, included or incorporated in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc., independent oil engineering firm. We have referred to, included in and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We "incorporate by reference" information into this prospectus supplement, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement until the completion of this offering, except for any information superseded by information contained expressly in this prospectus supplement, and the information we file later with the SEC will automatically supersede information in this prospectus supplement (other than information deemed to have been furnished or not filed in accordance with the SEC rules). You should not assume that the information in this prospectus supplement is current as of any date other than the date on the front page of this prospectus supplement.

        We incorporate by reference the documents listed below and any future filings we make pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the completion of this offering (other than information deemed to have been furnished or not filed in accordance with the SEC rules):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 2, 2011, as amended by Form 10-K/A filed on April 29, 2011;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 10, 2011;

  •
  Our Proxy Statement on Schedule 14A filed on May 24, 2011, as supplemented on July 5, 2011;

  •
  Our Current Reports on Form 8-K filed on January 10, 2011, February 11, 2011, May 24, 2011, June 10, 2011, July 5, 2011, July 13, 2011 and July 25, 2011; and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed on December 2, 2004 (File No. 001-32369) and any subsequent amendment thereto filed for the purpose of updating such description.

        You may request a copy of these filings at no cost, by making written or telephone requests for such copies to:

Gasco Energy, Inc.
Attention: Corporate Secretary
8 Inverness Drive East, Suite 100,
Englewood, Colorado 80112
(303) 483-0044

        We also make available free of charge on our website www.gascoenergy.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 reports any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy materials and other information with the SEC pursuant to the Exchange Act. Copies of such materials can be obtained at prescribed rates from the SEC'S Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Materials also may be obtained from the SEC's website, www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC.

ANNEX A: FORM OF WARRANT

GASCO ENERGY, INC.
FORM OF
WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: August     , 2011 ("Issuance Date")

        Gasco Energy, Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                        , the registered holder hereof or its permitted assigns (the "Holder"), is entitled, pursuant to the terms set forth in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the "Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), (            )(1) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) that certain Underwriting Agreement dated as of July 28, 2011 by and among the Company and Lazard Capital Markets, as underwriter and (ii) the Company's prospectus supplement dated July 28, 2011 (the "Prospectus") and Registration Statement on Form S-3 (File number 333-153154) (the "Registration Statement").

(1)
Insert a number equal to 71.875% of the number of shares of Common Stock the Holder purchased in the offering.

        1.    EXERCISE OF WARRANT.

          (a)    Mechanics of Exercise.    Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery to the Company (or at such other office or agency of the Company as the Company may designate by notice in writing to the Holder) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice" and the date on which the Company has received the Exercise Notice (or, if such date falls on a day other than a Trading Day, then the first (1st) Trading Day following the date on which the Company has received the Exercise Notice), the "Exercise Date"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d) ). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date"), so long as the Holder delivers the Aggregate Exercise Price (or notice of valid Cashless Exercise) on or prior to the Share Delivery Date, the Company shall, (X) provided that the Company's transfer agent for the Common Stock (the "Transfer Agent") is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and the Holder is eligible to receive Warrant Shares through DTC, upon the request of the Holder, instruct the Transfer Agent to credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to instruct the Transfer Agent to issue and deliver by overnight courier or first class mail to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. So long as the Holder delivers the Aggregate Exercise Price (or notice of a valid Cashless Exercise) on or prior to the Share Delivery Date, the Holder shall be deemed for all corporate purposes to have become, as of the date on which the Exercise Notice was received by the Company, the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall, as soon as practicable upon the Holder's written request to the Company, at the Company's expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any documentary, stamp, transfer or similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

          (b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means $0.35, subject to adjustment as provided herein.

          (c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail for any reason or for no reason to cause the Transfer Agent to issue to the Holder within three (3) Trading Days (such third (3rd) Trading Day, a "Warrant Share Delivery Date") of receipt of the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a valid Cashless Exercise) on or prior to the Share Delivery Date, in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Warrant Share Delivery Date, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) Trading Days after the Holder's written request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to cause the Transfer Agent to deliver such certificate (and to issue such Warrant Shares) or credit such Holder's balance account with DTC shall terminate, or (ii) promptly honor its obligation to cause the Transfer Agent to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock so purchased, times (B) the Closing Bid Price on the Exercise Date.

          (d)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, if a registration statement covering the issuance of the Warrant Shares that are the subject of the Exercise Notice is not available (the "Unavailable Warrant Shares") or an exemption from registration for the resale of such Unavailable Warrant Shares, the Holder shall exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number =	(A × B) - (A × C) D

  For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.
B =	the arithmetic average of the VWAP of the Common Stock on each of the five (5) Trading Days immediately preceding the date of the Exercise Notice.
C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
D =	the VWAP of the Common Stock on the Exercise Date.

  For sake of clarity, in the event that there is neither a registration statement nor an exemption from registration covering the issuance of the Warrant Shares, the Company shall not be required to effect a Cashless Exercise of the Warrant.

          (e)    Rule 144.    For purposes of Rule 144(d) promulgated under the Securities Act of 1933 (the "Securities Act"), as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Underwriting Agreement.

          (f)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed for which the Warrant has been validly exercised.

          (g)    No Exercise that Exceeds 4.99% Beneficial Ownership.    The Holder shall not have the right to exercise this Warrant, to the extent that immediately after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% (such percentage, as may be adjusted pursuant to this Section 1(g), the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. Such Holder's delivery of an Exercise Notice shall constitute a representation that, upon delivery of the Warrant Shares to be issued to it on or prior to the Share Delivery Date, as set forth in the Exercise Notice, such Holder and its affiliates will not own more than the Maximum Percentage applicable to such Holder immediately after giving effect to such exercise. The Company shall be entitled to rely on such representation deemed made by the Holder and shall not be deemed to have violated the Maximum Percentage by issuing to such Holder no more than the number of shares of Common Stock provided for in an Exercise Notice. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K or Form 10-Q with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% or less than 4.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of the Warrants. For the avoidance of doubt, to the extent the limitation set forth in this Section 1(g) applies, the determination (i) of whether the exercise of this Warrant may be effected (vis-à-vis other Options or Convertible Securities owned by the Holder or any of its affiliates) and (ii) of which of such Options or Convertible Securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

        2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

          (a)    Adjustment upon Subdivision or Combination of Common Stock.    If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any reverse stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b)    Other Events.    If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then an adjustment as determined in good faith by the Company's Board of Directors to be appropriate will be made in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

        3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin- off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) that does not result in an adjustment to the then-Exercise Price pursuant to Section 2 above, (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder will be entitled to receive the amount of any such Distribution which the Holder would have received if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the declaration or payment of the Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the declaration or payment of the Distribution.

        4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

          (a)    Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)    Fundamental Transaction.    In the event of any Fundamental Transaction, then at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

        5.    FORCED EXERCISE.

          (a)   If at any time from and after the Issuance Date (the "Forced Exercise Eligibility Date"), (1) the arithmetic average of the VWAP of the Common Stock for any twenty (20) Trading Days during a consecutive thirty (30) Trading Day period that commences following the Forced Exercise Eligibility Date (the "Forced Exercise Measuring Period") equals or exceeds 200% of the Exercise Price on the Issuance Date (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date) and (2) there is not then an Equity Conditions Failure, the Company shall have the right to require the Holder to exercise all or any portion of the unexercised portion of this Warrant, in each case as designated in the Forced Exercise Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1(a) hereof at the Exercise Price as of the

  Forced Exercise Date (as defined below) (a "Forced Exercise"). The Company may exercise its right to require Forced Exercise under this Section 5 by delivering within not more than two (2) Trading Days following the end of such Forced Exercise Measuring Period a written notice thereof by facsimile, electronic mail or overnight courier to all, but not less than all, of the record holders of Warrants and the Transfer Agent (the "Forced Exercise Notice" and the date the Company provides such notice to the holders is referred to as the "Forced Exercise Notice Date"). The Forced Exercise Notice shall be irrevocable. The Forced Exercise Notice shall (i) state (A) the Trading Day selected for the Forced Exercise, which Trading Day shall be no sooner than twenty (20) Trading Days nor later than forty (40) Trading Days following the Forced Exercise Notice Date (the "Forced Exercise Date"), (B) the aggregate number of Warrant Shares subject to Forced Exercise from the Holder (the "Forced Exercise Share Number") and all of the holders of the Warrants pursuant to this Section 5 (the "Holders'Aggregate Forced Exercise Share Number") (and analogous provisions under the other Warrants), and (C) the number of shares of Common Stock to be issued to the Holder on the Forced Exercise Date; and (ii) certify that there has been no Equity Conditions Failure; provided, however, that the Company may not effect a Forced Exercise under this Section 5 if the product of (A) the Holder's Forced Exercise Share Number and (B) the arithmetic average of the VWAP of the Common Stock for the Trading Days during the Forced Exercise Measuring Period is in excess of the Holder Pro Rata Amount of the applicable Forced Exercise Volume Limitation. Notwithstanding the foregoing, the Company may not deliver more than two (2) Forced Exercise Notices hereunder (or in the event that the number of shares that are Force Exercised pursuant to any Forced Exercise Notice is less than the Forced Exercise Share Number (the number of shares unable to be exercised, the "Forced Exercise Limitation Number") as a result of the application of Section 1(g) hereof, then the Company may deliver one (1) additional Forced Exercise Number for a Forced Exercise Share Number not in excess of the number of shares equal to the Forced Exercise Limitation Number) and a Forced Exercise Notice may not be delivered until at least thirty (30) Trading Days after the immediately preceding Forced Exercise Date. If the Equity Conditions were satisfied as of the Forced Exercise Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Forced Exercise Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Forced Exercise Notice shall be void ab initio and of no further force or effect. Notwithstanding the foregoing, nothing in this subsection shall prevent the Holder from exercising this Warrant, in whole or part, on or prior to the Forced Exercise Date. The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Forced Exercise Notice through the Forced Exercise Date. Upon an Equity Conditions Failure, the Holder may revoke any Exercise Notice delivered after the Forced Exercise Notice is received by the Holder and the Company, within one (1) Business Day of such revocation, shall return the Aggregate Exercise Price applicable to any such Exercise Notice(s) to the Holder by wire transfer of immediately available funds and any Warrants so exercised shall be deemed reinstated and returned to the Holders, if applicable.

          (b)    Pro Rata Forced Exercise Requirement.    If the Company elects a Forced Exercise of this Warrant pursuant to Section 5(a), then it must simultaneously take the same action in the same proportion with respect to all of the Warrants. If the Company elects a Forced Exercise of this Warrant pursuant to Section 5(a) (or similar provisions under the other Warrants) with respect to less than all of the Warrant Shares then outstanding under this Warrant, then the Company shall require a Forced Exercise of a number of Warrant Shares from each of the holders of the Warrants equal to each Holders' Pro Rata Amount of the total number of Warrant Shares subject to such Forced Exercise pursuant to all of the Warrants (such fraction with respect to each Holder is referred to as its "Forced Exercise Allocation Percentage," and such amount with respect to each Holder is referred to as its "Pro Rata Forced Exercise Amount"); provided, however, that in the event that any Holder's Pro Rata Forced Exercise Amount exceeds the outstanding number of

  Warrant Shares of such Holder's Warrant, then such excess Pro Rata Forced Exercise Amount shall be allocated amongst the remaining holders of Warrants in accordance with the foregoing formula. In the event that the initial holder of any Warrants shall sell or otherwise transfer any of such Holder's Warrants, the transferee shall be allocated a pro rata portion of such Holder's Forced Exercise Allocation Percentage and the Pro Rata Forced Exercise Amount.

        6.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

        7.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a Holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

        8.    REISSUANCE OF WARRANTS.

          (a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith, subject to compliance with any applicable securities laws, issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

          (d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

        9.    TRADING ACTIVITIES.    It is understood and acknowledged by the Company that the Holder has not been asked to agree, nor has the Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Warrant Shares for any specified term. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Warrant Shares are outstanding (including, without limitation, during the periods that the value of the Warrant Shares is being determined), and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

        10.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three (3) Business Days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after being so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after being so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and (v) if delivered by electronic mail, upon transmission and will be delivered and addressed as follows:

          (a)   if to the Company, to:

      Gasco Energy, Inc.
      8 Inverness Drive East, Suite 100
      Englewood, CO 80112
      Attention: Peggy Herald
      VP-Accounting and Administration, Chief Accounting Officer and Treasurer
      Facsimile: (303) 483-0011
      mail: 2011warrant@gascoenergy.com

    with copies to:

      Vinson & Elkins LLP
      666 Fifth Avenue, 26th Floor
      New York, NY 10103

      Attention: Brenda Lenahan, Partner
      Facsimile: (917) 849-5360
      Email:

    and

      Dill Dill Carr Stonbraker & Hutchings, PC
      455 Sherman St., Suite 300
      Denver CO 80203
      Attention: Fay M. Matsukage
      Facsimile: 303-777-3823
      Email:

          (b)   if to the Holder, at its address on the Exercise Notice, annexed as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

        11.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

        12.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

        13.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

        14.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        15.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

        16.    TRANSFER.    Subject to compliance with any applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

        17.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

          (a)   "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg as of the day immediately following the public announcement of the consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 100% and the 30-day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

          (b)   "Bloomberg" means Bloomberg Financial Markets.

          (c)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or governmental authority to remain closed.

          (d)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (e)   "Common Stock" means (i) the Company's shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

          (f)    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, including, for the avoidance of doubt, the Company's Series C Preferred Stock, 5.5% Convertible Senior Notes due 2011 and 5.5% Convertible Senior Notes due 2015.

          (g)   "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NASDAQ Capital Market, The NASDAQ Global Select Market, The NASDAQ Global Market or the OTC Bulletin Board.

          (h)   "Equity Conditions" means: (A) on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Common Stock issuable upon exercise of the Warrants shall be eligible for resale without restriction or limitation and without the need for registration (other than any restriction or limitation resulting from the status of the holder of the Warrants as an affiliate of the Company) under the Securities Act; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from any applicable exchanges or markets (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall the Company have received notice that proceedings for such delisting or suspension from all such exchanges or markets have been commenced, threatened or pending following the conclusion of any applicable grace period either (1) in writing by all relevant exchanges and markets or (2) by falling below the minimum listing maintenance requirements of all relevant exchanges and markets unless, in the case of clause (1) or (2) above, the Company shall meet all minimum listing conditions of one or more other Eligible Markets; (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon exercise of the Warrants to the Holder on a timely basis as set forth in Section 1(a) hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 1(g) hereof or the rules or regulations of the applicable Principal Market; provided, however, that the foregoing shall not preclude the Company from issuing such number of shares that does not cause any such violation; and (E) the Company shall have no knowledge of any fact that would cause all shares of Common Stock issuable upon exercise of the Warrants not to be eligible for resale without restriction or limitation and without the need for registration (other than any restriction or limitation resulting from the status of the holder of the Warrant as an affiliate of the Company) under the Securities Act.

          (i)    "Equity Conditions Failure" means that during the period beginning with the first Trading Day of the Forced Exercise Measuring Period through the applicable Forced Exercise Notice Date or Forced Exercise Date, as the case may be, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

          (j)    "Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

          (k)   "Forced Exercise Volume Limitation" means 250% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the Forced Exercise Measuring Period.

          (l)    "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person as a result of which such other Person becomes the beneficial owner of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize or reclassify its Common Stock, or (B) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (C) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

          (m)  "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the number of Warrant Shares to be issued to the Holder issued on the Issuance Date and (ii) the denominator of which is the aggregate number of Warrant Shares to be issued on the Issuance Date.

          (n)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

          (o)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (p)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (q)   "Principal Market" means the NYSE AMEX LLC.

          (r)   "Successor Entity" means the Person (or, if determined in good faith by the Company's Board of Directors to be appropriate, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if determined in good faith by the Company's Board of Directors to be appropriate, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

          (s)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (t)    "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common Stock is not then listed or quoted on an eligible market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

GASCO ENERGY, INC.
By:
Name: Title:
Acknowledged and agreed:
[HOLDER]
By:
Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

GASCO ENERGY, INC.

        The undersigned Holder hereby exercises the right to purchase                shares of Common Stock ("Warrant Shares") of Gasco Energy, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

             a "Cash Exercise" with respect to            Warrant Shares; and/or

             a "Cashless Exercise" with respect to            Warrant Shares.

        2.     Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $            to the Company in accordance with the terms of the Warrant.

        3.     Delivery of Warrant Shares. The Company shall deliver or cause to be delivered            Warrant Shares in the name of the undersigned Holder or in the name of             in accordance with the terms of the Warrant to the following DWAC account number or by physical delivery of a certificate to:

        4.     Exercise Does Not Exceed Maximum Percentage. The Holder's delivery of this Exercise Notice shall constitute a representation that, upon delivery of the Warrant Shares to be issued to it on or prior to the Share Delivery Date, as set forth in this Exercise Notice, such Holder and its affiliates will not own more than the Maximum Percentage applicable to such Holder immediately after giving effect to this exercise. The Company shall be entitled to rely on such representation deemed made by the Holder and shall not be deemed to have violated the Maximum Percentage by issuing to such Holder no more than the number of shares of Common Stock provided for in an Exercise Notice.

Date:                        , 201

Name of Registered Holder

By:
Name: Title:

PROSPECTUS

$250,000,000

GASCO ENERGY, INC.

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Guarantee of Debt Securities of Gasco Energy, Inc. by:

Gasco Production Company, San Joaquin Oil & Gas, Ltd.,

Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC

        We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.

        The aggregate initial offering price of the securities that we will offer will not exceed $250.0 million. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

        Investing in any of our securities involves risk. Please read carefully the section entitled "Risk Factors" beginning on page 6 of this prospectus.

        Our common stock is traded on the American Stock Exchange under the symbol "GSX."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 8, 2008.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "Gasco," "we" or "our" are to Gasco Energy, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy material and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may inspect and copy any such material at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.

        Our filings are also available to the public through the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus in addition to those set forth below. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 2, 2004, and any other amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Proxy Statement on Schedule 14A filed with the SEC on April 10, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

  •
  our Current Reports on Form 8-K filed with the SEC on each of January 9, 2008, February 6, 2008, March 4, 2008, April 8, 2008, May 6, 2008, May 15, 2008, July 8, 2008 and August 5, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

        All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the registration statement and prior to the effectiveness of the registration statement or after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings at no cost by contacting us at the following address or telephone number:

Gasco Energy, Inc.
Attention: Corporate Secretary
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044

        You may also find information about us on our website at http://www.gascoenergy.com. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Exchange Act. These statements express, or are based on, our expectations about future events. Forward looking statements give our current expectations or forecasts of future events. Forward looking statements generally can be identified by the use of forward looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe" or "continue" or the negative thereof or similar terminology, although not all forward looking statements contain these identifying words. They include statements regarding our:

  •
  financial position;

  •
  business strategy;

  •
  budgets;

  •
  amount, nature and timing of capital expenditures;

  •
  estimated reserves of oil and natural gas;

  •
  drilling of wells;

  •
  acquisition and development of oil and natural gas properties;

  •
  timing and amount of future production of oil and natural gas;

  •
  operating costs and other expenses;

  •
  cash flow and anticipated liquidity;

  •
  future operating results;

  •
  marketing of oil and natural gas;

  •
  competition and regulation; and

  •
  plans, objectives and expectations.

        Although we believe the expectations and forecasts reflected in these and other forward looking statements are reasonable, we can give no assurance they will prove to have been correct. These forward looking statements are made subject to and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including in any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or other SEC filings incorporated herein by reference, and those factors summarized below:

  •
  delays in obtaining drilling permits;

  •
  uncertainties in the availability of distribution facilities for our natural gas;

  •
  general economic conditions;

  •
  oil and natural gas price volatility;

  •
  fluctuation in the demand for oil and natural gas;

  •
  uncertainties in the projection of future rates of production and timing of development expenditures;

  •
  operating hazards attendant to the oil and natural gas business;

  •
  climatic conditions;

  •
  risks associated with exploration;

  •
  our ability to generate sufficient cash flow to operate;

  •
  availability of capital;

  •
  the strength and financial resources of our competitors;

  •
  downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

  •
  actions or inactions of third party operators of our properties;

  •
  environmental risks;

  •
  regulatory developments;

  •
  potential mechanical failure or under-performance of significant wells;

  •
  availability and cost of services, material and equipment;

  •
  our ability to find and retain skilled personnel; and

  •
  lack of liquidity of our common stock.

        Any of these factors listed above and other factors contained in this prospectus, any prospectus supplement or any documents we incorporate by reference could cause our actual results to differ materially from the results implied by these or any other forward looking statements made by us or on our behalf. Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

        Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward looking events and circumstances will occur. All forward looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

        Your investment in our securities involves risks. You should carefully consider the risks described below, in addition to the other information and risk factors contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, including any risk factors contained in any annual report on Form 10-K incorporated by reference, before deciding whether an investment in our securities is appropriate for you .

Risks Related to Our Business

        Our financial and operating results are subject to a number of factors, many of which are not within our control. These factors include the following:

We have incurred losses since our inception and may continue to incur losses in the future.

        As of the date of this prospectus, our operations have not generated sufficient operating cash flows to provide working capital for our ongoing overhead, the funding of our lease acquisitions and the exploration and development of our properties. Without adequate financing, we may not be able to successfully develop any prospects that we have or acquire and we may not achieve profitability from operations in the near future or at all.

        During the six months ended June 30, 2008 and the years ended December 31, 2007, 2006 and 2005, we incurred net losses of $5,198,725, $104,373,921, $55,817,767 and $37,635, respectively. As of June 31, 2008 and December 31, 2007, we had accumulated deficits of $194,925,639 and $189,726,914, respectively. Our failure to achieve profitability in the future could adversely affect the trading price of our common stock or our ability to raise additional capital. Any of these circumstances could have a material adverse effect on our financial condition and results of operations.

The volatility of oil and natural gas prices could have a material adverse effect on our business.

        Our revenue, profitability and cash flow depend upon the prices and demand for oil and natural gas. Moreover, changes in oil and natural gas prices have a significant impact on the value of our reserves. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices for oil and natural gas may fluctuate widely in response to a variety of additional factors that are beyond our control, such as:

  •
  changes in global supply and demand for oil and natural gas;

  •
  commodity processing, gathering and transportation availability;

  •
  domestic and global political and economic conditions;

  •
  the ability of members of the Organization of Oil Exporting Countries to agree to and maintain oil price and production controls;

  •
  weather conditions;

  •
  technological advances affecting energy supply and/or consumption;

  •
  domestic and foreign governmental regulations; and

  •
  the price and availability of alternative fuels.

Additionally, oil and natural gas prices do not necessarily move together.

        Lower oil and natural gas prices may not only decrease our revenue on a per share basis, but also may reduce the amount of oil and natural gas that we can produce economically. This reduction may result in our having to make substantial downward adjustments to our estimated proved reserves. For example, during 2006, the previous oil and natural gas reserves quantities decreased by approximately 63% primarily due to the decrease in oil and natural gas prices from $59.87 per barrel and $8.01 per thousand cubic feet, or mcf, at December 31, 2005 to $45.53 per barrel and $4.47 per mcf at December 31, 2006. The price per barrel of oil reflects our blend of oil and condensate. If the estimated capital investment based on recent historical data to drill and complete wells in this area is not reduced materially or if the prices for oil and natural gas decrease materially from year-end 2007 prices, we will be unable to economically develop most of our acreage. As of the date of this prospectus, all of our natural gas production is located in, and all of our future natural gas production is anticipated to be located in, the Rocky Mountain region of the United States. The natural gas prices that we and other operators have received and are receiving as of the date of this prospectus in the Rocky Mountain region are at a discount to natural gas prices in other parts of the country. In addition to the factors previously listed, factors that can cause price volatility for crude oil and natural gas within this region include:

  •
  the availability of gathering systems and processing facilities with sufficient capacity to handle local production;

  •
  seasonal fluctuations in local demand for production;

  •
  local and national natural gas storage capacity;

  •
  interstate pipeline capacity; and

  •
  the availability and cost of natural gas transportation facilities from the Rocky Mountain region.

        It is impossible to predict oil and natural gas price movements with certainty. A substantial or extended decline in oil and natural gas prices would materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Pipeline constraints may limit our ability to sell our natural gas production and may negatively affect the price at which we sell our natural gas.

        Our production is transported through a single interstate pipeline. Any constraints on the capacity of this pipeline could adversely affect our ability to sell production and, in certain circumstances, may limit our ability to sell any or all of our natural gas production in a given period. Pipeline capacity constraint could also lead to heightened price competition on such pipeline, which would reduce the price at which we are able to sell the natural gas that does flow. During the second half of 2007, we curtailed a portion of our natural gas production due to the low prices for natural gas that prevailed in the Rocky Mountain region. These low prices were due in part to gas-on-gas sales competition resulting from the region's capacity to produce natural gas exceeding the take-away capacity of interstate pipelines that move natural gas to other consuming regions in the United States. A reduction in the amount of natural gas that we can sell or the price at which such natural gas can be sold could materially adversely affect our financial position and results of operations.

Our oil and natural gas reserve information is estimated and may not reflect our actual reserves.

        Estimating accumulations of oil and natural gas is complex and inexact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data, and the extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

  •
  the quality and quantity of available data;

  •
  the interpretation of that data;

  •
  the accuracy of various mandated economic assumptions; and

  •
  the judgment of the persons preparing the estimate.

        The most accurate method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Since most of our wells had been producing less than seven years as of December 31, 2007, their production history was relatively short, so other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir were used in conjunction with the decline analysis method to determine our estimates of proved reserves as of December 31, 2007. As our wells are produced over time and more data is available, the estimated proved reserves will be redetermined on an annual basis and may be adjusted based on that data. These adjustments could result in downward revisions of our reserve estimates.

        Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and natural gas prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

        It should not be assumed that the present value of future net cash flows included herein is the current market value of our estimated proved oil and natural gas reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

Future changes in commodity prices or our estimates and operational developments may result in impairment charges.

        We may be required to write down the carrying value of our oil and natural gas properties when oil and natural gas prices are low or if there are substantial downward adjustments to the estimated proved reserves, increases in the estimates of development costs or deterioration in the exploration results. We follow the full cost method of accounting under which capitalized oil and natural gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves less the future cash outflows associated with the asset retirement obligations that have been accrued on the balance sheet plus the cost, or estimated fair value, if lower of unproved properties and the costs of any property not being amortized.

        Should capitalized costs exceed this ceiling, impairment is recognized. The present value of estimated future net revenues is computed by applying current prices of oil and natural gas to estimated future production of proved oil and natural gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions. Once an impairment of oil and natural gas properties is recognized, it is not reversible at a later date even if oil or gas prices increase.

The development of oil and natural gas properties involves substantial risks that may materially and adversely affect us.

        The business of exploring for and producing oil and natural gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and natural gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or natural gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids, mechanical failure of equipment, human error or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

        A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or natural gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.

        Additionally, oil and gas leases typically have a time requirement of three to ten years to develop these leases for commercial production. If we cannot develop or put any lease into production within the required time, the non-producing leases may expire and there is no certainty that we will be able to renew any of the expiring leases.

        If we experience any one or more of these risks, our business, financial condition and results of operations could be materially and adversely affected.

We may not be able to obtain adequate financing to continue our operations.

        We have relied in the past primarily on the issuance of equity and farm-out and other similar types of transactions to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties.

        We will require significant additional capital to fund our future activities and to service current and any future indebtedness. In particular, we face uncertainties relating to our ability to generate sufficient cash flows from operations to fund the level of capital expenditures required for our oil and natural gas exploration and production activities and our obligations under various agreements with third parties relating to exploration and development of certain prospects. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could materially and adversely affect our business, financial condition and results of operations.

Delays in obtaining drilling permits could have a materially adverse effect on our ability to develop our properties in a timely manner.

        The average processing time at the Bureau of Land Management in Vernal, Utah for an application to drill on federal leases has been increasing and, as of the date of this prospectus, is approximately 13 months. Approximately 82% of our gross acreage in Utah is located on federal leases. If we are delayed in procuring sufficient drilling permits for our federal properties, we may shift more of our drilling in Utah to our state leases, the permits for which require an average processing time of approximately two months. While such a shift in resources would not necessarily affect the rate of growth of our cash flow, it would result in a slower growth rate of our total proved reserves, because a higher percentage of the wells drilled on the state leases would be drilled on leases to which proved undeveloped reserves may already have been attributed, or locations may be located in areas of higher geologic risk.

We may have difficulty managing growth in our business.

        Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. If we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

We may suffer losses or incur liability for events that we have, or that the operator of a property has, chosen not to insure against.

        Insurance against every operational risk of our business is not available at economic rates. We may suffer losses from uninsurable hazards that we have, or the operator thereof has, chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and natural gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our business, financial condition and results of operations.

We may incur losses as a result of title deficiencies in the properties in which we invest.

        It is our practice, in acquiring oil and natural gas leases, or undivided interests in oil and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of oil and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest. If an examination of the title history of a property that we have purchased reveals an oil or natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. If there are any title defects in the properties in which we hold an interest, we may suffer a monetary loss of the amount paid for such oil or natural gas lease, including as a result of performing any necessary curative work prior to the drilling of an oil and natural gas well.

Our ability to market the oil and natural gas that we produce is essential to our business.

        Several factors beyond our control may adversely affect our ability to market the oil and natural gas that we discover. These factors include the proximity, capacity and availability of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to sell our oil and natural gas at prices that would result in an adequate return on our invested capital. For example, as of the date of this prospectus, we distribute the natural gas that we produce through a single pipeline. If this pipeline were to become unavailable, we would incur additional costs to secure a substitute facility in order to deliver the natural gas that we produce. There is no assurance that we will be able to procure additional transportation on terms satisfactory to us, or at all, if we increase our production through our drilling program or acquisitions.

Environmental costs and liabilities and changing environmental regulation could materially affect our cash flow.

        Our operations are subject to stringent federal, state and local laws and regulations relating to environmental protection. These laws and regulations may require the acquisition of permits or other governmental approvals, limit or prohibit our operations on environmentally sensitive lands, and place burdensome restrictions on the management and disposal of wastes. Failure to comply with these laws may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, or the issuance of injunctions that may delay or prevent our operations. Any stringent changes to these environmental laws and regulations may result in increased costs to us with respect to the disposal of wastes, the performance of remedial activities, and the incurrence of capital expenditures.

We are subject to complex governmental regulations which may adversely affect the cost of our business.

        Oil and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. We may be required to make large expenditures to comply with these regulatory requirements. Legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the oil and natural gas industry created by new legislation would increase our cost of doing business and adversely affect our profitability.

Our competitors may have greater resources which could enable them to pay a higher price for properties and to better withstand periods of low market prices for hydrocarbons.

        The oil and natural gas industry is intensely competitive, and we compete with other companies with greater resources. Many of these companies not only explore for and produce crude oil and natural gas but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

Because our reserves and production are concentrated in a small number of properties, production problems or significant changes in reserve estimates related to any property could have a material impact on our business.

        Our current reserves and production primarily come from a small number of producing properties in Utah. If mechanical problems with the wells or production facilities (including salt water disposal, pipelines, compressors and processing plants), depletion, weather or other events adversely affect any particular property, we could experience a significant decline in our production, which could have a material adverse effect on our cash flows, financial condition and results of operations. In addition, if the actual reserves associated with any one of our properties are less than estimated, our overall reserve estimates could be materially and adversely affected. Our operations may be interrupted by severe weather or drilling restrictions. Our operations are conducted in the Rocky Mountain region of the United States. The weather in this area can be extreme, causing an interruption in our exploration and production operations and damage to our facilities, which in turn could result in longer operational interruptions and significant capital investment.

Financial difficulties encountered by our partners or third party operators could adversely affect the exploration and development of our prospects.

        Liquidity and cash flow problems encountered by our partners or the co-owners of our properties may prevent or delay the drilling of a well or the development of a project. Our partners and working interest co-owners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farm-out partner being unwilling or unable to share such costs, we would have to find a new farm-out partner or obtain alternative funding in order to complete the exploration and development of the prospects subject to the farm-out agreement. In the case of a working interest owner, we could be required to pay the working interest owner's share of the project costs. We cannot assure you that we would be able to obtain the capital necessary to fund either of these contingencies or that we would be able to find a new farm-out partner. If any of these circumstances were to occur, our ability to explore and develop our prospects could be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

Shortages of supplies, equipment and personnel may adversely affect our operations.

        The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may be substantially increased and their availability may be limited. In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases. If drilling rigs, equipment, supplies or qualified personnel are unavailable to us due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our business, financial condition and results of operations could be materially and adversely affected.

Hedging our production may result in losses.

        In order to manage our exposure to price volatility in marketing our oil and natural gas, we enter into oil and natural gas price risk management arrangements for a portion of our expected production. Commodity price risk management transactions may limit the prices we actually realize and therefore reduce oil and natural gas revenues in the future. The fair value of our oil and natural gas derivative instruments outstanding as of June 30, 2008 and December 31, 2007 was a liability of approximately $9,876,104 and $344,000, respectively. We have also entered into derivative instruments for the years 2008 and 2009. In addition, our commodity price risk management transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

  •
  production is less than expected;

  •
  the counterparty to the contract defaults on its obligations; or

  •
  there is a change in the expected differential between the underlying price in the risk management arrangement and actual prices received.

        In addition, risk management arrangements may limit the benefit we would otherwise receive from increases in the prices of oil and natural gas.

Lower oil and natural gas prices could negatively impact our ability to borrow.

        Our revolving bank credit facility limits our borrowings to the borrowing base less our total outstanding letters of credit issued under the facility. As of the date of this prospectus, our borrowing base is $45.0 million and our outstanding letter of credit sublimit is $10.0 million. The borrowing base is determined periodically at the discretion of the bank and is based in part on oil and natural gas prices. Additionally, as of the date of this prospectus, our revolving bank credit facility contains covenants that require us to maintain (i) a current ratio (defined as current assets plus unused availability under the credit facility divided by current liabilities excluding the current portion of the credit facility), determined at the end of each quarter, of not less than 1:1; and (ii) a ratio of senior debt to EBITDAX (as such term is defined in the credit facility) for the most recent quarter multiplied by four not to be greater than 3.5:1 for each fiscal quarter. In addition, the credit facility contains covenants that restrict our ability to incur other indebtedness, create liens or sell our assets, pay dividends on our common stock and make certain investments. Lower oil and natural gas prices in the future could reduce our consolidated EBITDAX and thus could reduce our ability to incur additional indebtedness.

Our revolving bank credit facility imposes restrictions on us that may affect our ability to successfully operate our business.

        Our revolving bank credit facility imposes certain operational and financial restrictions on us that limit our ability to:

  •
  incur additional indebtedness;

  •
  create liens;

  •
  sell our assets to, or consolidate or merge with or into, other companies;

  •
  make investments and other restricted payments, including dividends; and

  •
  engage in transactions with affiliates.

        These limitations are subject to a number of important qualifications and exceptions. In addition, our revolving bank credit facility requires that we maintain certain financial ratios to satisfy certain financial conditions. These restrictions could also limit our ability to obtain future financings, make needed capital expenditures, withstand a downturn in our business or the economy in general, or otherwise conduct necessary corporate activities.

Our success depends on our key management personnel, the loss of any of whom could disrupt our business.

        The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. The loss of services of any of our key managers—including Mark A. Erickson, our Chief Executive Officer; Michael K. Decker, our Executive Vice President and Chief Operating Officer; and W. King. Grant, our Executive Vice President and Chief Financial Officer—could have a material adverse effect on our business. We have not obtained "key man" insurance for any of our management.

Our officers and directors are engaged in other businesses which may result in conflicts of interest.

        Certain of our officers and directors also serve as directors of other companies or have significant shareholdings in other companies operating in the oil and natural gas industry. Our chairman, Marc A. Bruner, is the largest beneficial shareholder of Galaxy Energy Corporation ("Galaxy"), PetroHunter Energy Corporation ("PetroHunter") and XXL Energy Corp. (formerly Exxel Energy Corp). Mr. Bruner also serves as the Chairman and Chief Executive Officer of Falcon Oil and Gas, Ltd. ("Falcon"). Falcon's current drilling activities include projects in Romania and Hungary. Carl Stadelhofer, one of our directors, is a director of Falcon. In addition, another of our directors, Carmen J. (Tony) Lotito, currently serves as the Executive Vice President and a member of the Board of Directors of PetroHunter. Charles B. Crowell, one of our directors, is the Chief Executive Officer and President and serves as the Chairman of the Board of Directors of PetroHunter. Mr. Crowell also serves on the Board of Directors of Providence Resources, Inc. Richard S. Langdon, another one of our directors, is President and Chief Executive Officer of Matris Exploration Company, L.P., a private exploration and production company active in onshore California, and Sigma Energy Ventures, LLC, a privately held exploration and production limited liability company active in Texas. Mr. Langdon is also a member of the Board of Directors of Constellation Energy Partners LLC ("CEP"), a public limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. CEP's activities are currently focused in the Black Warrior Basin of Alabama. We estimate that all of our directors spend approximately 10% of their time on our business. Mr. Erickson has direct private investments in certain Rocky Mountain and Mid-Continent oil and natural gas leases and has a majority interest in a private oil and natural gas company with core assets in North Dakota and additional lease holdings in Colorado, Wyoming and Utah. Mr. Erickson is also a co-majority shareholder in a private company engaged in the exploration of non-oil and natural gas mineral resources in the Republic of Guinea, Africa. Mr. Erickson spends 100% of his time on Gasco business.

        To the extent that such other companies participate in ventures in which we may participate, or compete for prospects or financial resources with us, these officers and directors will have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict must disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms.

        In accordance with the laws of the State of Nevada, our directors are required to act honestly and in good faith with a view to our best interests. In determining whether or not we will participate in a particular program and the interest therein to be acquired by us, our directors will primarily consider the degree of risk to which we may be exposed and our financial position at that time.

It may be difficult to enforce judgments predicated on the federal securities laws on some of our board members who are not U.S. residents.

        Two of our directors reside outside the United States and maintain a substantial portion of their assets outside the United States. As a result it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States against such persons or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.

        Foreign courts may not entertain original actions against our directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.

Risk Related to Our Capital Stock

Our common stock has experienced, and may continue to experience, price volatility and a low trading volume.

        The trading price of our common stock has been and may continue to be subject to large fluctuations, which may result in losses to investors. Our stock price may increase or decrease in response to a number of events and factors, including:

  •
  results of our drilling or the results of drilling by offset operators;

  •
  trends in our industry and the markets in which we operate;

  •
  changes in the market price of the commodities we sell;

  •
  changes in financial estimates and recommendations by securities analysts;

  •
  acquisitions and financings;

  •
  quarterly variations in operating results;

  •
  operating and stock price performance of other companies that investors may deem comparable to us; and

  •
  issuances, purchases or sales of blocks of our common stock.

This volatility may adversely affect the price of our common stock regardless of our operating performance.

Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.

        If our existing shareholders sell our common stock in the market, or if there is a perception that significant sales may occur, the market price of our common stock could drop significantly. In such case, our ability to raise additional capital in the financial markets at a time and price favorable to us might be impaired. In addition, our board of directors has the authority to issue additional shares of our authorized but unissued common stock without the approval of our shareholders, subject to certain limitations under the rules of the exchange on which our common stock is listed. Additional issuances of our common stock would dilute the ownership percentage of existing shareholders and may dilute the earnings per share of our common stock. At June 30, 2008, we had 107,788,309 shares of common stock issued and outstanding and outstanding options to purchase an additional 10,240,138 shares of common stock. Additional options may be granted to purchase 3,117,539 shares of common stock under our stock option plan and an additional 266,850 shares of common stock are issuable under our restricted stock plan. As of December 31 of each year, the number of shares of common stock issuable under our stock option plan automatically increases so that the total number of shares of common stock issuable under such plan is equal to 10% of the total number of shares of common stock outstanding on such date.

        Assuming all of our outstanding 5.50% Convertible Senior Notes due 2011 (the "Convertible Notes") are converted at the applicable conversion prices, the number of shares of our common stock outstanding would increase by approximately 16,250,000 shares to approximately 124,038,309 shares (this number assumes no exercise of the options described above and no additional grants of options or restricted stock).

We have not previously paid dividends on our common stock and we do not anticipate doing so in the foreseeable future.

        We have not in the past paid, and do not anticipate paying in the foreseeable future, cash dividends on our common stock. Our outstanding revolving bank credit agreement contains covenants that restrict our ability to pay dividends on our common stock. Additionally, any future decision to pay a dividend and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors.

We have anti-takeover provisions in our certificate of incorporation and bylaws that may discourage a change of control.

        Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

        Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. With the approval of our stockholders, we may amend our articles of incorporation in the future to become subject to the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that a stockholder might consider in his or her best interest or that might result in a premium over the market price for the shares of our common stock.

Risks Related to Debt Securities

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.

        Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

  •
  that a market for any series of debt securities will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

A guarantee of debt securities could be voided if the guarantors fraudulently transferred their guarantees at the time they incurred the indebtedness, which could result in the holders of debt securities being able to rely on only Gasco Energy, Inc. to satisfy claims.

        Any series of debt securities issued pursuant to this prospectus may be fully, irrevocably and unconditionally guaranteed by certain of our subsidiaries. However, under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, such a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

Holders of any debt securities sold pursuant to this prospectus will be effectively subordinated to all of our and any guarantors' secured indebtedness and to all liabilities of any non-guarantor subsidiaries.

        Holders of our secured indebtedness, including the indebtedness under our revolving bank credit facility, have claims with respect to our assets constituting collateral for their indebtedness that are prior to the claims of any debt securities sold pursuant to this prospectus. In the event of a default on such debt securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on debt securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to such series of debt securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the debt securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.

        In addition, the guarantors may not constitute all of our subsidiaries and any series of debt securities issued and sold pursuant to this prospectus may not be guaranteed by all of our subsidiaries, and our non-guarantor subsidiaries will be permitted to incur additional indebtedness under the indenture. As a result, holders of such debt securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness and preferred shareholders, of these non-guarantor subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities, holders of indebtedness or guarantees issued by the non-guarantor subsidiaries and preferred shareholders of the non-guarantor subsidiaries, will generally have priority as to the assets of the non-guarantor subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the debt securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.

The "change of control" purchase feature of our Convertible Notes may delay or prevent an otherwise beneficial takeover attempt of our company.

        In the event of a "change of control" (as defined in the indenture governing the Convertible Notes), each holder of Convertible Notes can require us to repurchase all of that holder's notes 45 days after we give notice of the change of control, at a repurchase price equal to 100% of the principal amount of Convertible Notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date, plus a make-whole premium under certain circumstances described in the Indenture. A takeover would trigger the requirement that we purchase the notes. This may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

Conversion of our Convertible Notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.

        The conversion of our Convertible Notes may dilute the ownership interests of existing stockholders, including holders who have previously converted their notes. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

THE COMPANY

        We are an oil and natural gas exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Our principal business strategy is to enhance stockholder value by using technologies new to a specific area to generate and develop high-potential exploration resources in such areas. Our principal business is the acquisition of leasehold interests in oil and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. We focus our exploitation activities on locating crude oil and natural gas. The principal markets for these commodities are natural gas transmission pipeline and marketing companies, utilities, refining companies and private industry end-users. As of the date of this prospectus, we are focusing our drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde and Blackhawk, Mancos and Dakota/Morrison formations.

        Our principal executive offices are located at 8 Inverness Drive East, Suite 100, Englewood, Colorado and our telephone number is (303) 483-0044. Our common stock is traded on the American Stock Exchange under the symbol "GSX."

 ABOUT THE SUBSIDIARY GUARANTORS

        Gasco Production Company, San Joaquin Oil & Gas, Ltd., Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC constitute all of our subsidiaries as of the date of this prospectus and, unless otherwise indicated in an accompanying prospectus supplement, each will jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. We refer to these subsidiary guarantors in this prospectus as the "Subsidiary Guarantors." Financial information concerning our Subsidiary Guarantors is included in our consolidated financial statements filed as a part of our periodic reports pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC, and incorporated by reference herein.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 1 of this prospectus.

 USE OF PROCEEDS

        Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITIES DIVIDENDS

        The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preference securities dividends for the periods indicated.

	Years Ended December 31,									Six Months Ended June 30, 2008
	2003		2004		2005	2006		2007
Ratio of earnings to fixed charges		(1)		(1)	1.0		(1)		(1)		(1)
Ratio of earnings to fixed charges and preference securities dividends		(2)		(2)	1.0		(2)		(2)		(2)

(1)
Our consolidated ratio of earnings to fixed charges was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $2,821,010, $4,346,683, $56,050,660, $104,921,968 and $5,198,725 for the fiscal years ended December 31, 2003, 2004, 2006 and 2007 and the six months ended June 30, 2008, respectively.

(2)
Our consolidated ratio of earnings to combined fixed charges and preference securities was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $3,125,182, $4,487,536, $56,052,053, $104, 921,968 and $5,198,725 for the fiscal years ended December 31, 2003, 2004, 2006 and 2007 and the six months ended June 30, 2008 respectively.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our subsidiaries, if our subsidiaries are guarantors of such Debt Securities, and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called the "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

        Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Gasco and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may our self be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Indentures) as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).

        If specified in the prospectus supplement, our subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "—Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

  (1)
  the title of the Debt Securities;

  (2)
  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

  (3)
  whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

  (4)
  any limit on the aggregate principal amount of the Debt Securities;

  (5)
  the dates on which the principal of the Debt Securities will be payable;

  (6)
  the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

  (7)
  the places where payments on the Debt Securities will be payable;

  (8)
  any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  (9)
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

  (10)
  the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

  (11)
  whether the Debt Securities are defeasible;

  (12)
  any addition to or change in the Events of Default;

  (13)
  whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

  (14)
  any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

  (15)
  any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

        Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and such indebtedness may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any

Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment (Section 1202 of the Subordinated Indenture).

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance" (Section 1215 of the Subordinated Indenture).

Subsidiary Guarantees

        If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

        Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).

        In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).

        Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).

        Each Subsidiary Guarantee will be a continuing guarantee and will:

          (1)   remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

          (2)   be binding upon each Subsidiary Guarantor; and

          (3)   inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

        In the event that a Subsidiary Guarantor ceases to be a Subsidiary, either legal defeasance or covenant defeasance occurs with respect to the series or all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1)   the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

          (2)   an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

          (3)   other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustee, our agents or the Trustee's agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in Fort Worth, Texas will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in Fort Worth, Texas will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

          (1)   the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

          (2)   immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

          (3)   several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1)   failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2)   failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3)   failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4)   failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

          (5)   failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

          (6)   certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor (Section 501); and

          (7)   if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).

        If an Event of Default (other than an Event of Default with respect to Gasco described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gasco described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1)   such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

          (2)   the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

          (3)   the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

        Without the consent of any Holders, we, any Subsidiary Guarantors and the Trustee may modify or amend the Indenture for certain purposes specified in the Indenture, including to establish the form or terms of any series of Debt Securities (Section 901). Otherwise, modifications and amendments of an Indenture may be made by us, any Subsidiary Guarantors and the applicable Trustee only with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

          (2)   reduce the principal amount of or any premium or interest on, any Debt Security;

          (3)   reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

          (4)   change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

          (5)   impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

          (6)   modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the applicable Debt Securities;

          (7)   except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

          (8)   reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

          (9)   reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

          (10) modify such provisions with respect to modification, amendment or waiver; or

          (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder (Section 902).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

          (1)   the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

          (2)   if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

          (3)   the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

          (4)   certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 101).

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

          (1)   either:

            (a)   all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

            (b)   all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

          (2)   we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

          (3)   we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series has been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call "legal defeasance" or Section 1503, relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance" (Section 1501).

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, any Subsidiary Guarantors will be released and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

          (1)   we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, and legal defeasance were not to occur;

          (2)   no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (6) under "—Events of Default," at any time until 121 days after such deposit;

          (3)   such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

          (4)   in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

          (5)   we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants), clause (6) (with respect to Subsidiary Guarantors) and cause (7) under "Events of Default" and any other that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default, the provisions of the applicable Indenture relating to Subsidiary Guarantors will cease to be effective, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

        We, the Subsidiary Guarantors, if any, the Trustees and any agent of us, the Subsidiary Guarantors, if any, or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK

        Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation (including our certificates of designation) and bylaws. Copies of our articles of incorporation (including our certificates of designation) and bylaws are available from us upon request. These documents have also been filed with the SEC. Please read "Where You Can Find More Information" on page 1 of this Prospectus.

Authorized Capital Stock

        Our authorized capital stock consists of 300,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 20,000 shares are designated as Series B Convertible Preferred Stock.

Common Stock

        Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any shares of preferred stock that are outstanding or that we may issue in the future, the holders of common stock are entitled to receive:

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  dividends as may be declared by our board of directors; and

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  pro rata, based on the number of shares held, all of our assets available for distribution to our common stockholders in liquidation.

        There are no preemptive rights or redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Subject to the provisions of our articles of incorporation and legal limitations, our board of directors has the authority, without further vote or action by the stockholders:

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  to issue up to 5,000,000 shares of preferred stock in one or more series; and

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  to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of the common stock.

        The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third party bids for our common stock or may otherwise adversely affect the market price of the common stock. In addition, the preferred stock may enable our board of directors to make more difficult or to discourage attempts to obtain control of our company through a hostile tender offer, proxy contest, merger or otherwise or to make changes in our management.

Series B Preferred Stock

        Subject to the provisions of our articles of incorporation and the certificate of designation governing the terms of our Series B Preferred Stock, our board of directors has the authority to issue up to 20,000 shares of Series B Preferred Stock. As of the date of this prospectus, we had no shares of Series B Preferred Stock issued and outstanding.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

Written Consent of Stockholders

        Our bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by the written consent of 100% of the outstanding voting power.

Special Meetings of Stockholders

        Subject to the rights of the holders of any series of preferred stock, our bylaws provide that special meetings of the stockholders may be called by the board of directors by the resolution of a majority of our board of directors or at the written demand of 60% of the shares outstanding and entitled to vote, or by our President or by one of our Vice Presidents.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

        Our bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of stockholders. Notice of a stockholder's intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

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  for an election to be held at the annual meeting of stockholders, not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the immediately preceding annual meeting of stockholders; and

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  for an election to be held at a special meeting of stockholders, not later than the later of (1) 90 calendar days, nor earlier than 120 calendar days, prior to the special meeting or (2) 10 calendar days following the public announcement of the special meeting.

        Notice of a stockholder's intent to raise business at an annual meeting must be received at our principal executive offices not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the preceding annual meeting of stockholders.

        These procedures may operate to limit the ability of stockholders to bring business before a stockholders' meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Amendment of the Bylaws

        Our board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.

Nevada Takeover Statute

        Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties could pursue a takeover transaction that was not approved by our board of directors.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is ComputerShare Trust Company, Inc., and its telephone number is (303) 262-0600.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, in which the price of such warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of material United States federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

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  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

        We may issue units consisting of two or more securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The holder of a unit, therefore, will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe:

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  the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately;

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  the terms of any unit agreement governing the units; and

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  the provisions for the payment, settlement, transfer or exchange of the units.

 FORMS OF SECURITIES

        Each debt security, warrant and unit will be represented by one or more global securities representing the entire issuance of securities. Global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as will be explained more fully in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities included in this prospectus to or through underwriters, through agents, through dealers, in private transactions, or directly by us. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

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  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

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  enter into transactions involving short sales of the common shares by broker-dealers;

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  sell common shares short and deliver the shares to close out short positions;

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  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

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  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities, other than the shares of common stock listed on the American Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the American Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

        Pursuant to a requirement by the Financial Industry Regulatory Authority (the "FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

 LEGAL MATTERS

        The validity of the common stock and preferred stock offered hereby will be passed upon by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado. The validity of the debt securities, depositary shares, warrants, purchase contracts and units offered hereby will be passed upon by Vinson & Elkins LLP., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements of Gasco Energy, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Hein & Associates LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        Certain estimates of the oil and natural gas reserves of Gasco Energy, Inc. and related future net cash flows and the present values thereof, referred to, included or incorporated in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc., independent oil engineering firm, as of December 31, 2007, December 31, 2006 and December 31, 2005. We have referred to, included in and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

16,000,000 Shares of Common Stock

Warrants to Purchase 11,500,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

LAZARD CAPITAL MARKETS

July 28, 2011